UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )
___________________________________

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Ichor Holdings, Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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A Message from Our Chief Executive Officer
To Our Shareholders:
Please join us at our 2025 Annual General Meeting (the “Annual Meeting”) on May 14, 2025, at 9:00 a.m. Pacific Time. The Annual Meeting will be held virtually at virtualshareholdermeeting.com/ICHR2025 and at our corporate headquarters located at 3185 Laurelview Ct., Fremont, California 94538.
We have elected to deliver our proxy materials to shareholders over the Internet and will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the accompanying Proxy Statement for our Annual Meeting and our 2024 Annual Report. This notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement.
Your vote is important. Please take the time to carefully read each of the proposals described in the Proxy Statement and cast your vote by following the instructions in the Proxy Statement. Your vote will mean that you are represented at the Annual Meeting, regardless of whether you attend in person or virtually.
Thank you for your support of Ichor Holdings, Ltd.
Sincerely,
Jeffrey Andreson
Chief Executive Officer
April 3, 2025

Notice of Annual General Meeting
To Be Held on May 14, 2025
To Our Shareholders:
You are cordially invited to attend the 2025 Annual General Meeting (the “Annual Meeting”) of Ichor Holdings, Ltd. (the “Company,” “Ichor,” “we,” “us” or “our”). Please see below for the meeting logistics and business matters to be addressed at the Annual Meeting.
Meeting Logistics

Date	Time	Location

Wednesday, May 14, 2025	9:00 a.m. Pacific Time	Virtual: virtualshareholdermeeting.com/ICHR2025 In-Person: 3185 Laurelview Ct. Fremont, CA 94538
Items of Business
▪To elect the nine director nominees standing for re-election and named in the accompanying Proxy Statement until the annual general meeting of shareholders to be held in 2026 (the “2026 Annual Meeting”) or until their successors are duly elected and qualified;

▪To approve the adoption of Ichor Holdings, Ltd. 2025 Omnibus Incentive Plan (the “2025 Plan”);
▪To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“say-on-pay”);
▪To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2025; and
▪To address any other business properly brought before the Annual Meeting or any adjournment thereof.
Important Meeting Information
Our Board of Directors (the “Board”) has declared the close of business on March 17, 2025 as the record date for the Annual Meeting (the “Record Date”). Only shareholders as of the Record Date are entitled to receive notice of and vote at the Annual Meeting.
To participate in the Annual Meeting virtually, please refer to the paragraph entitled, “What must I do if I want to attend the Annual Meeting virtually?” within the General Information section of this Proxy Statement. If you intend to attend the Annual Meeting, we strongly urge that you attend the Annual Meeting virtually.

Notice of Annual General Meeting (continued)
Your Vote is Important
We encourage you to carefully read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For detailed information regarding voting instructions, please see the sections on voting shares beginning on page 2 of the accompanying Proxy Statement. We appreciate your continued support.
Important Notice Regarding the Proxy Materials for the Annual Meeting to be Held on May 14, 2025
This notice for the Annual Meeting, the Proxy Statement, and our 2024 Annual Report are available online at ir.ichorsystems.com and proxyvote.com. The Proxy Statement is first being made available to our shareholders of record on or about April 3, 2025.
By Order of the Board,
Jeffrey Andreson
Chief Executive Officer
Fremont, California
April 3, 2025

Proxy Statement

General Information
Why am I receiving these materials?
The Board is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting virtually and are entitled to vote on the proposals outlined in this Proxy Statement.
When and where is the Annual Meeting?
We will hold the Annual Meeting on May 14, 2025 at 9:00 a.m., Pacific Time, virtually at virtualshareholdermeeting.com/ICHR2025 and in person at our corporate headquarters at 3185 Laurelview Ct., Fremont, California 94538, in accordance with Cayman law. If you intend to attend the Annual Meeting, we strongly urge that you attend the Annual Meeting virtually.
What must I do if I want to attend the Annual Meeting virtually?
Visit the virtual meeting website at virtualshareholdermeeting.com/ICHR2025 and enter your 16-digit control number located on your proxy card or voting instruction form. Online check-in will begin at approximately 8:30 a.m. Pacific Time on May 14, 2025. If you experience any technical difficulties or have trouble accessing the virtual meeting, please review the instructions on the virtual meeting website or call the phone numbers listed on the virtual meeting website for assistance.
What must I do if I want to attend the Annual Meeting in person?
Attendance at the Annual Meeting is limited to individuals who were shareholders as of the Record Date. Registration and seating will begin on May 14, 2025 at 8:45 a.m. Pacific Time. Each shareholder who wishes to attend the Annual Meeting in person will be asked to present proof of identification, such as a driver’s license or passport, and a proxy card, prior to admission to the Annual Meeting. If you are a beneficial owner of shares held in street name, you will need to bring proof of share ownership as of the Record Date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.
Who can vote their shares and attend the Annual Meeting?
Shareholders as of the Record Date, March 17, 2025, are entitled to vote their shares and attend the Annual Meeting.
How many votes do I have?
You have and may cast one vote for each ordinary share that you owned at the close of business on the Record Date. As of the Record Date, we had 38,550,402 ordinary shares issued and 34,112,963 ordinary shares outstanding.

What am I being asked to vote on at the Annual Meeting?
We are asking our shareholders to consider the following proposals:
▪To elect the nine director nominees standing for re-election and named in this Proxy Statement until the 2026 Annual Meeting or until their successors are duly elected and qualified;
▪To approve the adoption of the 2025 Plan;
▪To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“say-on-pay”);
▪To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2025; and
▪To address any other business properly brought before the Annual Meeting or any adjournment thereof.
How does the Board recommend I vote on these proposals?
The Board recommends a vote:
▪“FOR” the election of the nine director nominees standing for reelection and named in this Proxy Statement until the 2026 Annual Meeting or until their successors are duly elected and qualified;
▪“FOR” the approval of the adoption of the 2025 Plan;
▪“FOR” the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and
▪“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2025.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner?”
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name (“street name shareholder”). Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded proxy materials for the Annual Meeting to you. As the street name shareholder, you have the right to direct your broker or nominee on how to vote your shares. Street name shareholders are also invited to attend the Annual Meeting. However, since a street name shareholder is not the shareholder of record, you may not vote your ordinary shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
If your shares are registered directly in your name with Broadridge, you are considered the “shareholder of record” with respect to those shares. We have sent the proxy materials for the Annual Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Broadridge as “shareholders of record.”
As of the Record Date, all ordinary shares were held in street name.
What is a proxy?
A proxy is your legal designation of another person to vote the ordinary shares you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Jeffrey Andreson, our Chief Executive Officer, and Greg Swyt, our Chief Financial Officer, as proxies for the Annual Meeting to cast your vote.

How do I vote my shares?
As a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name shareholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
Can I change my vote or revoke my proxy?
Yes. If you are a street name shareholder, your broker, bank or other nominee can provide instructions on how to change your vote or revoke your proxy.
What is a quorum?
A quorum of shareholders is necessary to hold a valid meeting. The presence in person or virtually or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the shareholders holding in aggregate not less than a simple majority of our issued and outstanding ordinary shares constitutes a quorum.
Your ordinary shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not count as votes for purposes of the voting threshold of each proposal. If there is no quorum present within half an hour of the time appointed for the Annual Meeting, the Annual Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Board may determine.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding our ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the other proposals, which are “non-routine” matters, absent direction from you. In the case of non-routine matters, the shares for which your brokerage firm or other intermediary receives no instruction from you will be treated as “broker non-votes.” Broker non-votes are shares that are held in street name by a brokerage firm or other intermediary that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The ratification of the appointment of our independent registered public accounting firm is a routine matter under these rules, and, accordingly, your brokerage firm or other intermediary will be able to vote your shares on that proposal even if you do not provide instructions on how to do so. The election of directors, adoption of the 2025 Plan and say-on-pay are “non-routine” items. Thus, if you hold your shares in street name and you do not instruct your broker or other intermediary on how to vote on the election of directors, adoption of the 2025 Plan or say-on-pay, your shares may constitute broker non-votes with respect to such proposals and no votes will be cast on your behalf with respect to such proposals.

What vote is required to approve each proposal?
The election of directors, the adoption of the 2025 Plan, say-on-pay and the ratification of the appointment of our independent registered public accounting firm each require the affirmative vote of a simple majority of the votes cast at the meeting and entitled to vote on such proposals. A properly executed proxy marked “abstain” with respect to the election of directors, the adoption of the 2025 Plan, say-on-pay or the ratification of the appointment of our independent registered public accounting firm will not be voted with respect to such proposals, although it will be counted for purposes of determining whether there is a quorum. Abstentions are not considered votes cast and will not have any effect on the election of directors, the adoption of the 2025 Plan, say-on-pay or the ratification of the appointment of our independent registered public accounting firm. Broker non-votes will not affect the required vote with respect to the election of directors, the adoption of the 2025 Plan and say-on-pay (and will not affect the attainment of a quorum since the broker has discretion to vote on the ratification of the appointment of our independent registered public accounting firm and these votes will be counted toward establishing a quorum).
Who will count the vote?
A representative of Broadridge will tabulate the votes and act as the inspector of election.
Is my vote confidential?
Yes. We encourage shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. We have designated Broadridge, our independent transfer agent and registrar, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to us or any of our officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed and publicly announced at the Annual Meeting and in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.
Where can I find the voting results?
We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.
Who pays for proxy solicitation?
We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our ordinary shares. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.
Further, our directors and officers may solicit proxies on our behalf by telephone, electronic transmission or in person. Our directors and officers will not receive any special compensation for such services.
Website References
Website references throughout this document are for the convenience of readers, and information available at or through our website is not a part of, nor is it incorporated by reference in, this Proxy Statement.

Corporate Governance

Proposal 1: Election of Directors
Our business and affairs are managed under the direction of our Board, which is currently comprised of ten members. Every member of our Board is elected annually. At the Annual Meeting, nine directors will be elected to serve until our 2026 Annual Meeting or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Jeffrey Andreson, Wendy Arienzo, Laura Black, Marc Haugen, John Kispert, Iain MacKenzie, Thomas Rohrs, Jorge Titinger and Yuval Wasserman. The Board did not re-nominate Sarah O'Dowd, due to our Board’s age limit of 75, and as such, her term will expire as of the Annual Meeting. Effective with the expiration of Ms. O'Dowd's term, the size of the Board will be reduced to nine directors.
A majority of all votes cast at the Annual Meeting at which a quorum is present in person or by proxy is required for the election of directors.
If you are a shareholder of record and you vote by telephone or over the Internet or sign your proxy card but do not give instructions with respect to the election of directors, your shares will be voted “FOR” the re-election of each of Jeffrey Andreson, Wendy Arienzo, Laura Black, Marc Haugen, John Kispert, Iain MacKenzie, Thomas Rohrs, Jorge Titinger and Yuval Wasserman. If you are a street name shareholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Each nominee has consented to be named in this Proxy Statement and agreed to serve if elected; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board.

The Board recommends a vote FOR the election of each of the nominees for director.

Our Board of Directors
The names of our directors, and certain information about them, including their age and committee assignments are as follows:

			Committee Memberships
Name	Age	Director Since	Audit	Human Capital	Nominating & Corporate Governance
Nominee Directors:
Thomas Rohrs Chairman	74	2012
Jeffrey Andreson Chief Executive Officer	63	2020
Iain MacKenzie Lead Independent Director	66	2015		C
Laura Black	63	2019	M		C
John Kispert	61	2018	C		M
Jorge Titinger	63	2022	M		M
Yuval Wasserman	70	2021		M	M
Wendy Arienzo	70	2020		M	M
Marc Haugen	59	2017	M	M
Resigning Director:
Sarah O’Dowd	75	2020	M	M
C = Committee chair
M = Committee member
Board Highlights (After the Annual Meeting)
The Nominating and Corporate Governance Committee regularly reviews the overall composition of the Board and its committees to assess whether it reflects the appropriate mix of skills, diversity, experience, backgrounds and qualifications that are relevant to our current and future success. The below information reflects the anticipated membership of the Board immediately after the Annual Meeting (assuming all director nominees are re-elected at the Annual Meeting).
Independence

6.7 Year Average Tenure

11%	33%	56%

0-3 Years	3-6 Years	6+ Years

Tenure

Gender

Director Qualifications, Expertise, and Capabilities
Our Nominating and Corporate Governance Committee is responsible for reviewing, evaluating, and nominating individuals for election to our Board. The Nominating and Corporate Governance Committee’s responsibility for identifying and recommending persons to join the Board follows the principle that the composition of the Board should reflect a combination of backgrounds, skills, experiences, and expertise that are appropriate to our current and future state of affairs.
The table below summarizes the key qualifications, expertise, and capabilities most relevant to the decision to nominate candidates to serve on the Board. The absence of a mark does not necessarily mean the director does not possess that qualification, expertise, or capability.

Qualifications, Expertise & Capabilities		Number of Ichor Directors
Leadership and Executive Experience	Oversaw the execution of important strategic, operational and policy issues while serving in an executive or senior leadership role at a public company, including previous board experience at a public company.	9

Global Business Perspective	Experience cultivating and sustaining business relationships internationally and overseeing multinational operations. Breadth of experience, including geographic/regional experience (e.g., head of company in region or large country).	9

Semiconductor Manufacturing Industry & Process Knowledge	Significant knowledge of our industry, technology, and products. First-hand knowledge of customer base.	8

Supply Chain Knowledge	Significant knowledge and understanding of semiconductor supply chain operations and dynamics.	8

Institutional Knowledge	Significant knowledge of our business strategy, operations, key performance indicators and competitive environment.	9

Other Industry Knowledge	Significant knowledge of other relevant industries, technologies and products.	8

Human Capital Management	Experience recruiting, managing, developing and optimizing a company’s human resources to maximize its business value.	8

Financial, Audit	Knowledge of capital markets, financing operations, complex financial management and accounting and financial reporting processes.	8

Cybersecurity, Privacy, Risk	Experience managing cybersecurity and information security risks; understanding of cybersecurity threat landscape; knowledge of emerging privacy risks.	5

Strategic Transactions, M&A	A history of leading growth through acquisitions, other business combinations and strategic partnership transactions. Acquisition integration experience.	8

Sales and Marketing	Experience in sales and channel management, marketing or public relations.	5

Technology, R&D	Significant experience in R&D and/or new product development. A significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation and extend or create new business models. An engineering background and/or previous leadership at a technology company.	8

Director Nominees

Dr. Wendy Arienzo	Qualifications, Expertise & Capabilities
Independent Director Age: 70 Director Since: 2020 Tenure: 5.1 years Committees: Nominating and Corporate Governance Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Human Capital Management	✓
Financial, Audit
Cybersecurity, Privacy, Risk
Strategic Transactions, M&A
Sales and Marketing
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Fujifilm Dimatix FUJIY
2013 - 2021 VP of Operations

Array Power
2010 - 2013 CEO

Solar Energy Consortium
2009 - 2010 Executive VP of R&D

NXP Semiconductors NXPI
2006 - 2009 VP, Manufacturing Services

Philips Semiconductors &
(became NXP in 2006)
2004 - 2006 VP and General Manager
Power Integrations POWI 2017 - current Array Power 2010 - 2013
Stanford University
Ph.D. Materials Science Engineering

UCLA Anderson School of Management
Certificate in Corporate Governance

Stanford AeA Institute
Executive Management Program

Brown University
M.S. Materials Science Engineering

B.S. Materials Science Engineering

Dr. Wendy Arienzo is qualified to serve as a member of the Board, Nominating and Corporate Governance Committee and Human Capital Committee because of her extensive business background and technological expertise gained from serving in many senior leadership and operational executive positions within the technology sector.

Director Nominees (continued)

Jeffrey Andreson	Qualifications, Expertise & Capabilities
Chief Executive Officer and Director Age: 63 Director Since: 2020 Board Tenure: 5.1 years Company Tenure: 7.3 years Committees: none	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
Sales and Marketing
Technology, R&D

Career Highlights	Board Membership Highlights	Education Highlights
Ichor Holdings, Ltd. ICHR
2020 - current CEO
2019 - 2020 President
2017 - 2019 CFO

Nanometrics Incorporated NANO
(merged and became ONTO in 2019)
2014 - 2017 CFO

Intevac IVAC
2007 - 2014 CFO

Applied Materials, Inc. AMAT
1995 - 2007 various controllership positions
	Ultra Clean Technology UCTT 2017 - 2017	Santa Clara University M.B.A. San Jose State University B.S. Finance

Jeffrey Andreson is qualified to serve as a member of the Board because of his extensive experience in the technology sector, significant executive leadership experience, and his strategic insight into Ichor, gained from his prior roles as Chief Financial Officer and President, and his current role as Chief Executive Officer.

Director Nominees (continued)

Laura Black	Qualifications, Expertise & Capabilities
Independent Director Age: 63 Director Since: 2019 Tenure: 6.1 years Committees: Nominating and Corporate Governance Committee (chair) Audit Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
Semiconductor Manufacturing Industry & Process Knowledge
Supply Chain Knowledge
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Human Capital Management
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
Sales and Marketing
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Needham & Company 1999 - current Managing Director Black & Company 1995 - 1999 Managing Director, Corporate Finance TRW ESL 1983 - 1992 Electrical Engineer	Viavi Solutions Inc. VIAV 2018 - present Super Micro Computer SMCI 2012 - 2019 TRW Avionics & Surveillance Group 1993 - 1995 Director M&A	Stanford University M.S. Management Santa Clara University M.S. Electrical Engineering University of California at Davis B.S. Electrical Engineering

Laura Black is qualified to serve as a member of the Board, chair of the Nominating and Corporate Governance Committee and member of the Audit Committee because of her extensive business and financial background and her multi-year service in senior investment banking positions. As an investment banker, she has advised numerous technology companies on mergers, acquisitions, IPOs and other equity financings, and focuses primarily on software, IT infrastructure and industrial technology.

Director Nominees (continued)

Marc Haugen	Qualifications, Expertise & Capabilities
Independent Director Age: 59 Director Since: 2017 Tenure: 7.7 years Committees: Audit Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Fralock Holdings
2020 - 2025

Kateeva, Inc.
2018 - 2020 COO

Following Seas Ventures LLC
2017 - current Founder

Cepheid Inc. CPHD
(acquired by the Danaher Corporation)
2016 - 2017 Executive VP, Engineering & Operations

Applied Materials, Inc. AMAT
2013 - 2016 Group VP, Worldwide Operations & Supply Chain

Lam Research Corporation LRCX
2011 - 2013 VP, Corporate Operations
1998 - 2011 Multiple positions, including VP

U.S. Navy
1987 - 1991 Officer, surface combatant ships
University of California Los Angeles M.B.A. National University of Singapore M.B.A. University of Southern California B.S. Industrial & Systems Engineering

Marc Haugen is qualified to serve as a member of the Board, Audit Committee, and Human Capital Committee because of his extensive business, financial, and operational background, including his multi-year service in management positions at semiconductor equipment and international technology companies.

Director Nominees (continued)

John Kispert	Qualifications, Expertise & Capabilities
Independent Director Age: 61 Director Since: 2018 Tenure: 6.4 years Committees: Audit Committee (chair) Nominating and Corporate Governance Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Black Diamond Ventures
A California-based venture capital firm leading sourcing, selection, and value-add efforts for companies from early to late stage
2016 - current Managing Partner

Spansion, Inc. CODE CY
2009 - 2015 CEO

KLA-Tencor KLAC
2005 - 2009 President and COO
1995 - 2005 Multiple high-level positions, including CFO and EVP
	XJet Ltd. 2022 - present ESS Technology, Inc. 2019 - present Chairman Spansion, Inc. CODE 2010 - 2015 Barracuda Networks Inc. CUDA 2016 - 2018 Trinet Group Inc. TNET 2014 - 2017 Gigamon Inc. GIMO 2013 - 2017	University of California Los Angeles M.B.A. Grinnell College B.A. Political Science

John Kispert is qualified to serve as a member of the Board, chair of the Audit Committee, and member of the Nominating and Corporate Governance Committee because of his extensive business and financial background, his multi-year service as the chief executive officer of an international technology company, his multi-year service in management positions at technology companies, and his experience in the venture capital industry.

Director Nominees (continued)

Iain MacKenzie	Qualifications, Expertise & Capabilities
Lead Independent Director Age: 66 Director Since: 2015 Tenure: 9.5 years Committees: Human Capital Committee (chair)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
Other Industry Knowledge
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
SMART Global Holdings SGH
(Previously SMART Worldwide Holdings through 2011)
2005 - 2018 (retired) President & CEO
2002 - 2005 President

SMART Modular
(became SGH in 2011)
1998 - 2002 VP, Worldwide Operations

SMART Modular Technologies (Europe) Ltd.
1997 - 1998 General Manager
	SMART Global Holdings SGH (Previously SMART Worldwide Holdings through 2011) 2004 - 2019 (retired) Director	Kirkcaldy College of Technology, Fife University, Scotland Higher National Diploma, Mechanical and Production Engineering Ordinary National Diploma in Electrical/Electronics Engineering

Iain MacKenzie is qualified to serve as a member of the Board, as the Lead Independent Director of our Board, and as chair of the Human Capital Committee because of his extensive executive leadership experience, technical expertise, and significant experience in operations, engineering and sales in the technology sector, as well as his robust business and financial background and multi-year service as the chief executive officer of an international technology company.

Director Nominees (continued)

Thomas Rohrs	Qualifications, Expertise & Capabilities
Chairman Age: 74 Director Since: 2012 Tenure: 13.2 years Committees: none	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
Sales and Marketing
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Ichor Holdings, Ltd. ICHR
2014 - 2020 CEO

Skyline Solar
2010 - 2012 CEO and Chairman

Electroglas EGLS
(acquired by FormFactor in 2009)
2006 - 2009 CEO and Chairman

Applied Materials AMAT
1997 - 2002 Sr. VP, Global Operations and
Executive Committee

Silicon Graphics SGI
1992 - 1997 VP of Worldwide Operations

Advanced Energy AEIS
2006 - 2022

Intevac IVAC
2010 - 2022

Quanergy Systems QNGY
2020 - 2023

Magma Design Automation LAVA
(acquired by Synopsys in 2021)
2003 - 2012

Ultra Clean Technology UCTT
2003 - 2009

Electroglas EGLS
(acquired by FormFactor in 2009)
2004 - 2009
Harvard Business M.B.A. University of Notre Dame B.S. Mechanical Engineering

Thomas Rohrs is qualified to serve as a member and Chairman of the Board because of his extensive experience in the technology sector, including significant chief executive officer experience at technology companies, and his strategic insight into Ichor, gained from his role as Chief Executive Officer through January 2020.

Director Nominees (continued)

Jorge Titinger	Qualifications, Expertise & Capabilities
Independent Director Age: 63 Director Since: 2022 Tenure: 2.8 years Committees: Audit Committee (member) Nominating and Corporate Governance Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Titinger Consulting
2016 - current CEO

Silicon Graphics, Inc. SGI
2012 - 2016 CEO

Verigy, Ltd. VRGY
2011 - 2012 CEO

Previous Executive Positions:
FormFactor, Inc. FORM

KLA Tencor Corporation KLAC

Applied Materials, Inc. AMAT

Hewlett Packard Company HPQ

FormFactor, Inc. FORM
2021 - current

Axcelis Technologies, Inc. ACLS
2019 - current

CalAmp Corp. CAMP
2015 - current

Cohu, Inc. COHU
2018 - 2021

Hercules Capital Inc. HCLS
2017 - 2020

Xcerra Corporation XCRA
(acquired by Cohu, Inc.)
2012 - 2018

Silicon Graphics, Inc. SGI
2012 - 2016

Verigy, Ltd. VRGY
2011 - 2012

Private and Non-profit:
Hispanic Foundation of Silicon Valley
Stanford Children’s Hospital
Education Foundation of Silicon Valley
Stanford University M.S. Electrical Engineering M.S. Engineering Management and Business B.S. Electrical Engineering

Jorge Titinger is qualified to serve as a member of the Board, Audit Committee, and Nominating and Corporate Governance Committee because he brings over 30 years of leadership experience in the semiconductor equipment and computing industries and a strong track record of accomplishment in his positions as chief executive officer. In addition, he has many years of corporate governance experience at publicly traded companies in our industry.

Director Nominees (continued)

Yuval Wasserman	Qualifications, Expertise & Capabilities
Independent Director Age: 70 Director Since: 2021 Tenure: 3.9 years Committees: Nominating and Corporate Governance Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Advanced Energy Industries AEIS
2014 - 2021 President and CEO
2011 - 2014 President, Thin Films Business Unit
2010 - 2011 President and COO
2009 - 2009 Executive VP and COO
2007 - 2009 Executive VP, Sales, Marketing, Global Services

Tevet Process Controls Technologies, Inc.
2002 - 2007 President and CEO

Boxer Cross
2000 - 2002 SVP, Marketing and Sales

Eaton Corp
(now known as Axcelis Technologies)
1997 - 1999 VP, Marketing and Technology
	FARO Technologies, Inc. FARO 2017 - current Advanced Energy Industries AEIS A precision power products company 2014 - 2021	Ben Gurion University, Israel B.Sc. Chemical Engineering

Yuval Wasserman is qualified to serve as a member of the Board, Human Capital Committee and Nominating and Corporate Governance Committee because of his extensive experience in the technology sector, including significant chief executive officer experience at technology companies.

Corporate Social Responsibility
At Ichor, we believe in being a responsible corporate citizen. Our corporate social responsibility (“CSR”) program is an integral part of our business, encompassing initiatives that create sustainable, long-term value for our shareholders and other key stakeholders. We are committed to making continuous improvements in environmental, social, and governance areas. We are committed to values-driven CSR initiatives and believe these efforts will benefit our customers, employees, and the communities in which we operate. The Company publishes a comprehensive CSR report annually, which is available on its website at www.ichor.com. Our website is not part of this Proxy Statement.
Board Leadership Structure
This section describes the leadership structure of the Board, the reasons the Board considers this structure appropriate at this time, the roles of various positions, and related key governance practices. The Board believes that the mix of experienced independent and non-independent directors that currently makes up the Board, the Board committee composition, and the separation of the roles of Chairman and Chief Executive Officer benefit the Company and its shareholders.
Independence
The Board has an effective mix of independent directors and non-independent directors. After the Annual Meeting, the Board will be composed of seven independent directors and two non-independent directors, Jeffrey Andreson and Tom Rohrs, who are our current and former Chief Executive Officer, respectively.
Separation of Chairman and Chief Executive Officer
With respect to the roles of Chairman and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. The roles of Chairman and Chief Executive Officer currently are separated. The Board believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chairman, streamlines decision-making, and enhances accountability.
The Board believes that, at this time, separating the roles of Chairman and Chief Executive Officer is the most effective leadership structure because it allows Mr. Andreson to focus on the management of the Company, day-to-day operations and engaging with external stakeholders.
Mr. Rohrs serves as Chairman of the Board. Under our Amended and Restated Memorandum and Articles of Association, dated as of May 24, 2022 (the “Memorandum and Articles”), the chairman is elected by the affirmative vote of a majority of the directors then in office. Mr. Rohrs focuses his attention on the broad strategic issues considered by the Board, leveraging his strong public company background to provide strategic guidance and effective oversight of management, engaging with the Chief Executive Officer between Board meetings and providing overall guidance to our Chief Executive Officer. As our former Chief Executive Officer, Mr. Rohrs has valuable experience on the issues, challenges and opportunities we face, positioning him well to develop agendas and ensure that the Board’s time and attention are focused on the most critical matters.
In 2018, the independent directors of the Board designated Iain MacKenzie as Lead Independent Director to liaise between management and the other non-employee directors. The Board holds regularly scheduled executive sessions amongst the non-management directors, which are presided over by our Lead Independent Director. The Lead Independent Director schedules and chairs meetings of the independent directors. As needed, the independent directors (including the Lead Independent Director) hold closed sessions following the regularly scheduled Board meetings.
The Board believes that the foregoing structure achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of such objectives. Additionally, the Board will continue to periodically review its leadership structure.

Board Refreshment; Succession Planning
We are committed to succession planning to promote a balance of tenure, new experiences, and relevant skills across our Board. The Board, with the Nominating and Corporate Governance Committee, frequently evaluates its composition and characteristics, and in alignment with these efforts, decided it is in the best interest of the Company and its stakeholders for Iain MacKenzie, Lead Independent Director, to replace Thomas Rohrs as Chairman of the Board effective after the 2025 Annual Meeting. It is expected that Tom will remain on the board through his next term, should he be reelected, ending immediately prior to our 2026 Annual Meeting.
Self-Evaluation
The Nominating and Corporate Governance Committee administers evaluations of the Board as a whole and of the committees of the Board. The chair of the Nominating and Corporate Governance Committee reports the Nominating and Corporate Governance Committee’s conclusions to the Board and makes recommendations to the Chairman regarding changes that the committee deems appropriate for consideration by the Board.
Board Committees and Meetings
The committees established by the Board for 2024 were the Audit Committee, the Human Capital Committee, and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees are described below. Members will serve on these committees until their resignation,death or retirement, or as otherwise determined by the Board.
During 2024, the Board held 5 meetings, the Audit Committee held 5 meetings, the Human Capital Committee held 5 meetings and the Nominating and Corporate Governance Committee held 5 meetings. Our directors are expected to attend all or substantially all of the Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2024, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which they were a director and (ii) the total number of meetings held by all committees of the Board on which they served during the periods that they served.
We invite members of the Board to attend our annual general meetings of shareholders and require that they make every effort to attend absent an unavoidable and irreconcilable conflict. All of our ten then-current directors attended our 2024 annual general meeting of shareholders.
Human Capital Committee
Prior to the Annual Meeting, our Human Capital Committee is composed of Wendy Arienzo, Marc Haugen, Iain MacKenzie, Sarah O’Dowd, and Yuval Wasserman, with Iain MacKenzie serving as the Chair of the committee. As previously noted, Sarah O’Dowd’s term expires at the Annual Meeting and therefore, she will no longer serve on the Human Capital Committee following the Annual Meeting. Our Board has affirmatively determined that Wendy Arienzo, Marc Haugen, Iain MacKenzie, and Yuval Wasserman each meet the independence requirements of Rule 10C-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq.
The Human Capital Committee’s responsibilities include the following:
•reviewing and approving corporate and individual goals and objectives relevant to the Company’s chief executive officer, evaluating the Company’s chief executive officer’s performance in light of those goals and objectives and making recommendations to the Board with respect to all compensation, including incentive compensation, to be awarded to the Company’s chief executive officer;
•reviewing and approving the base salaries, incentive compensation and equity-based compensation of all of the Company’s other executive officers;
•approving all significant compensation or incentive plans for executive officers and directors (including material changes to all such plans);
•having the sole authority to retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser after taking into account certain factors which address the independence of that consultant, counsel or adviser;
•annually reviewing and discussing with management the Compensation Discussion and Analysis disclosure that is prepared pursuant to SEC rules and, based on such review, recommend to the Board whether such disclosure should be included in the Company’s proxy statement;

•preparing the compensation committee report on executive officer compensation required by the SEC for inclusion in the Company’s annual proxy statement or Annual Report on Form 10-K;
•overseeing engagement with shareholders and proxy advisory firms on executive officer compensation matters; and
•discharging certain responsibilities of the Board with respect to organization and people matters, including overseeing the appropriate development of the Company’s human capabilities with emphasis on leadership development and succession plans.
Pursuant to its charter, the Human Capital Committee may delegate any of its responsibilities to one or more subcommittees as it deems appropriate, except to the extent otherwise prohibited by applicable law, or SEC or Nasdaq rules. The Board adopted a written charter for the Human Capital Committee, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.
Audit Committee
Prior to the Annual Meeting, our Audit Committee is composed of Laura Black, Marc Haugen, Sarah O’Dowd, Jorge Titinger, and John Kispert, with John Kispert serving as Chair of the committee. As previously noted, Sarah O’Dowd’s term expires at the Annual Meeting, and therefore she will no longer serve on the Audit Committee following the Annual Meeting. Our Board has affirmatively determined that Laura Black, Marc Haugen, Jorge Titinger, and John Kispert each meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq.
In addition, our Board has determined that (i) all members of the Audit Committee are financially literate, or able to read and understand financial statements and (ii) that John Kispert, Laura Black, and Jorge Titinger qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.
Our Audit Committee’s responsibilities include the following:
•overseeing the quality and integrity of our financial statements and financial reporting processes and our systems of internal accounting and financial controls and disclosure controls;
•reviewing and monitoring the qualifications, performance, and independence of our independent registered public accounting firm;
•ensuring compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and our Board;
•reviewing and monitoring the Company’s cybersecurity and information security policies (including the risks related to artificial intelligence); and
•preparing the report of the audit committee required by the rules and regulations of the SEC for inclusion in the Company’s proxy statement.
The Board adopted a written charter for the Audit Committee, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Wendy Arienzo, Laura Black, John Kispert, Jorge Titinger, and Yuval Wasserman, with Laura Black serving as the Chair of the committee. Our Board has affirmatively determined that Wendy Arienzo, Laura Black, John Kispert, Jorge Titinger, and Yuval Wasserman each meet the independence requirements under the applicable listing standards of Nasdaq.
The Nominating and Corporate Governance Committee’s responsibilities include the following:
•identifying and recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board, including to fill vacancies, consistent with the qualification standards and criteria approved by the Board;
•administering evaluations of the Board and committees of the Board;
•reviewing appropriateness of a director’s continued Board and committee membership in light of any change in the director’s employment and circumstances; and
•considering other corporate governance matters and, as appropriate, making recommendations to the Board.

In carrying out its function to identify and recommend candidates for election to our Board, the Nominating and Corporate Governance Committee considers the criteria, attributes, and experience discussed in the section of this Proxy Statement entitled “Our Board of Directors.” Additionally, the Nominating and Corporate Governance Committee is guided by the principle, when identifying and recommending candidates for election, that the Board should reflect a diversity of thought, backgrounds, skills, expertise, and other qualities and attributes.
The Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.
Other Committees
The Board may establish other committees as it deems necessary or appropriate from time to time.
Board Oversight of Risk
Our Board oversees the risk management activities designed and implemented by our management. Our Board executes its oversight responsibility for risk management both directly and through its delegation to committees. The Board also considers specific risk topics, including risks associated with our strategic plan, business operations, cybersecurity, and capital structure. In addition, our Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Board of Directors
Our Board has the ultimate responsibility for, and is actively engaged in, oversight of our risk management. Certain oversight activities are the responsibility of the full Board, while others are delegated to our Board committees.

Audit Committee	Nominating and Corporate Governance Committee	Human Capital Committee
Oversees our overall enterprise risk management program, as well as the specific risks related to accounting and financial reporting, internal controls, external audit, internal audit, strategies, ethical and legal compliance, related party transactions, and cybersecurity (including related to artificial intelligence).
	Oversees risks related to our corporate governance programs and matters, including director independence and qualifications, Board composition, shareholder communications, Board succession, and effectiveness of the Board. This committee also oversees our ESG program, including risk and opportunity oversight.	Oversees risks related to our compensation policies and practices, employee engagement, organizational talent, and management succession.
Evaluation of Director Nominees
The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual general meetings of shareholders, as specified in our Memorandum and Articles. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to our Board the persons to be nominated for election as directors and to each of the committees of our Board. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate. If a shareholder wishes to recommend a candidate, they must submit such in writing to the Secretary, Ichor Holdings, Ltd., 3185 Laurelview Ct., Fremont, California 94538. The same evaluation process is used for all director candidates, including candidates recommended by shareholders.

The Nominating and Corporate Governance Committee is responsible for developing the criteria for the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. While the Nominating and Corporate Governance Committee does not have a formal policy on diversity policy, the Nominating and Corporate Governance Committee and the Board value diversity and believe that the Board should be composed of individuals with knowledge and experience in many substantive areas that impact our business, including a diverse set of viewpoints, backgrounds, skills, experiences, and expertise.
We believe that all of our director nominees possess the professional and personal qualifications necessary for board service, and we have highlighted in the individual biographies above the specific experience, attributes, and skills that led to the conclusion that each nominee should serve as a director.
Corporate Governance Guidelines
Our Board has established Corporate Governance Guidelines that establish the governance framework within which our Board conducts its business and fulfills its responsibilities. These guidelines and other important governance materials are available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our Board regularly reviews our Corporate Governance Guidelines in light of legal and regulatory requirements, evolving best practices and other developments. Our website is not part of this Proxy Statement.
Human Capital Committee Interlocks and Insider Participation
Wendy Arienzo, Marc Haugen, Iain MacKenzie, Sarah O’Dowd, and Yuval Wasserman served on the Human Capital Committee in 2024. For 2024, our Human Capital Committee approved all compensation decisions for executive officers and vice presidents. None of our executive officers currently serve or served in 2024 as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Human Capital Committee. No member of our Human Capital Committee has ever been employed by us, nor had a relationship with us requiring disclosure as a related party under Item 404 of Regulation S-K under the Exchange Act.
Communication between Shareholders and Directors
Interested parties wishing to communicate with the Board or with an individual member or members of the Board may do so by writing to the Board or to the particular member or members of the Board, and mailing the correspondence to Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538. Each communication should set forth (i) the name and address of the shareholder, as it appears in our register, and if our ordinary shares are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of our ordinary shares that are owned of record by the record holder and beneficially by the beneficial owner.
Our secretary, in consultation with appropriate members of the Board and management, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of the Board, or if none is specified, to the Chairman of the Board.
For information about the procedures to submit proposals or director nominations to the Board related to our 2026 Annual Meeting, see Other Matters – Shareholder Proposals for the 2026 Annual Meeting on page 64 of this Proxy Statement.
Director Independence
In accordance with the Nasdaq rules, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that they have no material relationship with us that would interfere with the exercise of independent judgment. We monitor the status of our directors and officers through the activities of the Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed.

Based upon information requested from and provided by each director concerning their background, employment, and affiliations, our Board has determined that each of Wendy Arienzo, Laura Black, Marc Haugen, John Kispert, Iain MacKenzie, Sarah O’Dowd, Jorge Titinger, and Yuval Wasserman has no material relationship that would interfere with the exercise of independent judgment and is “independent” within the meaning of the applicable rules of the SEC and as defined in the Nasdaq rules. Laura Black, Marc Haugen, John Kispert, Sarah O’Dowd, and Jorge Titinger also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 under the Exchange Act, and Wendy Arienzo, Marc Haugen, Iain MacKenzie, Sarah O’Dowd, and Yuval Wasserman satisfy the requirements for independence imposed upon compensation committee members by Rule 10C-1 under the Exchange Act.
Director Compensation
2024 Non-Employee Director Compensation
Our non-employee director compensation is designed to be competitive with industry practices. It is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise, and accountability required of active board membership. To align the long-term interests of our directors with those of our shareholders, the majority of non-employee director compensation is in the form of equity.
Decisions regarding our non-employee director compensation program are approved by the Board based on recommendations by the Human Capital Committee. In making such recommendations, the Human Capital Committee takes into consideration the director compensation practices of peer companies and whether such recommendations align with the interests of our shareholders. Like compensation for our executive officers, the Human Capital Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. The non-employee director compensation policy was last updated in May 2024. Annual Board retainers are prorated based on the appointment date of the director in their first year of service.

2024 Non-Employee Director Compensation Program
Compensation Element	Compensation Amount
Annual Board Cash Retainer
•Chairman Director •Lead Independent Director •All Other Non-Employee Directors	•$110,000 paid in quarterly installments •$85,000 paid in quarterly installments •$60,000 paid in quarterly installments
Annual Committee Chair Additional Cash Retainer
•Audit Committee •Human Capital Committee •Nominating and Corporate Governance Committee	•$20,000 paid in quarterly installments •$15,000 paid in quarterly installments •$10,000 paid in quarterly installments
Annual Committee Member Additional Cash Retainer
•Audit Committee •Human Capital Committee •Nominating and Corporate Governance Committee	•$10,000 paid in quarterly installments •$7,500 paid in quarterly installments •$5,000 paid in quarterly installments
Annual Board Equity Retainer
•Non-Employee Directors
•Restricted share units valued at $150,000, granted effective as of the date of his or her election at the annual meeting, vesting immediately prior to the next year's annual meeting, subject to continued service through such vesting date

Initial Equity Awards (as applicable)
•Non-Employee Directors
•Restricted share units valued at $150,000, granted effective as of the date of the next Board meeting following appointment, vesting over a three-year period thereafter, subject to continued service through each such vesting date

Director Compensation Table
The following table provides certain compensation information for our non-employee directors for 2024. As Chief Executive Officer of the Company, Mr. Andreson’s compensation for 2024 is reported in the “2024 Summary Compensation Table” below. Refer also to the section below titled “Compensation Matters – Compensation Discussion and Analysis” for a summary of Mr. Andreson’s compensation for fiscal year 2024.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Wendy Arienzo	$72,500	$150,016	$222,516
Laura Black	$80,000	$150,016	$230,016
Marc Haugen	$77,500	$150,016	$227,516
John Kispert	$85,000	$150,016	$235,016
Iain MacKenzie	$100,000	$150,016	$250,016
Sarah O'Dowd	$77,500	$150,016	$227,516
Thomas Rohrs	$110,000	$150,016	$260,016
Jorge Titinger	$67,500	$150,016	$217,516
Yuval Wasserman	$72,500	$150,016	$222,516
(1)The value of these stock awards was based on the grant date fair value of such awards as calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For information regarding the outstanding equity awards held by each of our non-employee directors as of December 27, 2024, see below.

	December 27, 2024
Director	Unvested RSUs Outstanding (#)	Stock Options Outstanding (#)
Wendy Arienzo	3,923	—
Laura Black	3,923	—
Marc Haugen	3,923	—
John Kispert	3,923	—
Iain MacKenzie	3,923	—
Sarah O'Dowd	3,923	—
Thomas Rohrs	3,923	178,908
Jorge Titinger	5,308	—
Yuval Wasserman	3,923	—

Share Ownership Guidelines
Our Board maintains share ownership guidelines to align the interests of our directors and executive officers (each, a “Covered Individual” and collectively, the “Covered Individuals”) with those of our shareholders. These guidelines provide that each Covered Individual is required to own ordinary shares with a value from one to three times his or her annual base salary or retainer within five years of March 26, 2020 or the date on which one becomes a Covered Individual, whichever comes later. On February 14, 2024, the Human Capital Committee increased the share ownership guidelines for the Chief Executive Officer to 3.0x. Share ownership is defined as ordinary shares owned outright or in a trust established by a Covered Individual, unvested restricted shares, and in-the-money options to purchase ordinary shares. Covered Individuals subject to share ownership guidelines, and their respective ownership guidelines, are set forth below. All Covered Individuals are currently in compliance with our share ownership guidelines.

Covered Individual	Share Ownership Guideline (multiple of base salary or retainer)
Chief Executive Officer	3.0x
Chief Financial Officer	1.0x
Board of Directors	3.0x
Director and Officer Indemnification and Limitation of Liability
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by applicable law.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Compensation Matters

Proposal 2: Adoption of the 2025 Plan
We are asking our stockholders to approve the Ichor Holdings, Ltd. 2025 Omnibus Incentive Plan (the “2025 Plan”), which, if approved by our stockholders, will supersede and replace the Ichor Holdings, Ltd. 2016 Omnibus Incentive Plan (the “2016 Plan”) in its entirety, except with respect to awards granted under the 2016 Plan prior to the effective date of the 2025 Plan.
On March 26, 2025, the Human Capital Committee approved the 2025 Plan, subject to the approval of our stockholders at the Annual Meeting. The Board believes that adopting the 2025 Plan is in the best interests of the Company and its stockholders because it will permit the Company to continue to provide equity-based incentive awards (including performance based awards) to promote the continued success of the Company by aligning the interests of the plan participants with those of the Company’s stockholders, and enable the Company to continue to recruit, retain , and motivate key employees, executive officers, consultants and directors of the Company and its affiliates.
If the 2025 Plan is approved by our stockholders at the Annual Meeting, the 2025 Plan will become effective on the date of the Annual Meeting, and the 2016 Plan will terminate with respect to new awards effective as of the date of the Annual Meeting, and from such date, no new awards will be granted under the 2016 Plan. Shares that remain available for issuance under the 2016 Plan will become available under the 2025 Plan upon the effective date of the 2025 Plan. If the 2025 Plan is not approved by our stockholders at the Annual Meeting, the 2025 Plan will not become effective, and the 2016 Plan will remain in effect until the earlier of its expiration or termination in accordance with its terms, after which date no further awards may be granted under the 2016 Plan. Whether or not the 2025 Plan is approved by our stockholders, each award granted under the 2016 Plan prior to the earlier of its expiration or termination will continue to be subject to the terms and conditions applicable to such award under the applicable award agreement and the 2016 Plan.
The 2025 Plan has a fixed number of our ordinary shares (“Shares”) reserved and available for grant. We did not include the “evergreen” feature for the 2025 Plan, which provision was included in the 2016 Plan and provided for an automatic annual increase in the share reserve. Stockholder approval will be required to increase the share reserve under the 2025 Plan, allowing our stockholders to have direct input on our equity compensation program and any increase in Shares available for issuance under the 2025 Plan.
The adoption of the 2025 Plan will permit the Company to continue to utilize equity compensation awards, including those that vest based on attainment of prescribed performance goals, to provide competitive levels of compensation to key talent and promote alignment between management and stockholder interests. The Company’s business requires an investment in human capital and successful attraction and retention of high-demand talent in a very competitive business environment. Granting equity-based compensation to eligible officers, employees, consultants and non-employee directors encourages ownership in the Company by key personnel whose contribution is essential to the Company’s continued progress and, thereby, encourage recipients to act in our stockholders’ interests and share in the Company’s success. Our people are our greatest asset in the delivery of sustainable value to our stockholders.
Our Board of Directors believes that the continuation of the Company’s stock-based compensation program is essential to attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors to enhance the success of the Company. As discussed above in the section titled “Compensation Discussion and Analysis-Long Term Incentive”, awards of time-based and performance-based restricted stock units to our executive officers and other employees are an essential part of the Company’s long-term incentive program. Unless the 2025 Plan is adopted, the Board has concluded that the Company will need to curtail grants of equity incentive awards to executive officers, other employees and non-employee directors when the remaining share reserve under the 2016 Plan is depleted. The Board believes this result will have a significantly negative impact on the Company’s compensation program and business objectives. Accordingly, the Board recommends approval of the 2025 Plan in order to allow the Company to have the ability to continue to grant equity awards at competitive levels in the future.
If the 2025 Plan is approved by our stockholders, the aggregate number of Shares that may be issued pursuant to the 2025 Plan will not exceed the sum of (i) 1,000,000 Shares, plus (ii) the number of Shares reserved for issuance pursuant to the 2016 Plan but not issued thereunder as of the effective date of the 2025 Plan, subject to the applicable adjustment and share recycling provisions set forth in the 2025 Plan.

Historical Information
The 2016 Plan was adopted by the Board on December 7, 2016. Under the 2016 Plan, the aggregate number of Shares that were originally authorized for issuance was equal to 1,888,000 Shares, subject to the applicable adjustment and share recycling provisions set forth in the 2016 Plan. The 2016 Plan also included an evergreen provision, pursuant to which the 2016 Plan share reserve was increased on the first day of each fiscal year beginning with the 2018 fiscal year, in an amount equal to the least of (i) 2% of the outstanding shares on the last day of the immediately preceding fiscal year, or (ii) such number of shares determined by the Board. Since the 2016 Plan’s inception, an additional 4,387,226 Shares were added to the 2016 Plan’s share reserve pursuant to its evergreen provision. The 2025 Plan does not include an evergreen provision.
The market price per share of the securities underlying the Shares as of March 17, 2025 was $27.36. If the 2025 Plan is approved by our stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional Shares as soon as reasonably practicable thereafter. For additional information regarding equity-based awards previously granted under the 2016 Plan, please see Note 9 to our consolidated financial statements contained within our Annual Report on Form 10-K for the fiscal year ended December 27, 2024.
The following table provides certain additional information regarding awards outstanding and unvested under the 2016 Plan as of January 1, 2025.

Total Outstanding Stock Options	365,085
Weighted-Average Exercise Price of Stock Options Outstanding	$24.28
Weighted-Average Remaining Duration of Stock Options Outstanding	1.1 years
Total Number of Ordinary Shares Subject to Outstanding Full Value Awards	1,411,906
Total Number of Shares Available for Issuance under the 2016 Plan (1)	1,963,471
(1)Includes 677,191 shares that were added to the 2016 Plan’s share reserve on January 1, 2025 pursuant to the 2016 Plan’s evergreen provision.
Equity Use
Equity-based incentive awards represent a significant portion of our named executive officers’ compensation, representing approximately 70% of their total target compensation during fiscal 2024.
Burn Rate
Our Human Capital Committee takes a thoughtful approach to managing dilution and burn rate usage, by considering industry peer usage and market competitiveness levels in approving equity grants throughout the Company as part of our broader human capital management strategy. Our burn rate of 1.44% in fiscal year 2024 is well below the limit set by institutional investors and proxy advisory firms, and positioned below the median of our compensation peer group (as described in the section below entitled “Peer Group”). “Burn rate” is calculated by dividing the total number of Shares subject to equity awards granted (or earned, in cases of performance-based awards) in a given year by the total weighted average number of Shares outstanding during the period, and does not reflect any forfeitures or cancellations.
As shown in the following table, the Company’s annual burn rate for the last three fiscal years is set forth below.

	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024
Number of stock options granted	—	—	—
Number of time-based full value awards granted	707,839	679,085	455,023
Number of performance-based full value awards vested and issued	—	—	15,226
Weighted-average number of ordinary shares outstanding	28,714,550	29,200,796	32,759,896
Burn Rate	2.47%	2.33%	1.44%

Dilution
Overhang provides a measure of potential dilution. As of January 1, 2025, we had 33,859,542 ordinary shares outstanding. Additionally, as of the same date, 1,411,906 shares were subject to outstanding full-value awards, and 365,085 shares were subject to outstanding stock options, which have a weighted average exercise price of $24.28 and a weighted average remaining term of 1.1 years. Furthermore, 1,000,000 new shares are being requested under this proposal for the 2025 Plan. Assuming that the 1,963,471 shares remaining available for grant under the Existing Plan will be incorporated into the 2025 Plan if it is approved by stockholders, our fully diluted overhang upon approval of the new plan is 12.3%.
Key Features of the 2025 Plan
•No evergreen or automatic reload provision for the share reserve;
•No automatic awards are promised to any eligible individual;
•Administered by the Human Capital Committee, an independent committee of our Board;
•Ten-year term;
•Awards are subject to any clawback or recoupment policy adopted by the Company or required by applicable law or regulation;
•No re-pricing of stock options or stock appreciation rights without stockholder approval;
•Meaningful annual limits on total director compensation;
•No granting of stock options and SARs with a per share exercise price of less than 100% of the fair market value of a Share on the date of grant;
•No excise tax gross ups; and
•Awards are generally non-transferrable.
Summary of the Material Terms of the 2025 Plan
The following is a summary of the material terms of the 2025 Plan, and is qualified in its entirety by reference to the 2025 Plan included as Appendix B to this proxy statement, which is incorporated by reference into this Proposal 2.
Purpose
The purpose of the 2025 Plan is to promote the success of the Company’s business for the benefit of its stockholders by enabling the Company to offer eligible individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.
Awards
The 2025 Plan provides for the grant of the following types of awards (each, an “Award”): (i) stock options (in the form of either incentive stock options, within the meaning of Section 422 of the Code (“ISOs”) or non-qualified stock options (“NSOs”)), (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) restricted stock units, (v) performance awards, (vi) other stock-based awards, and (vii) cash awards.
Securities Offered
Subject to adjustment pursuant to the 2025 Plan in the event of certain changes in our capitalization or corporate transactions or events, the aggregate number of Shares that may be issued pursuant to the 2025 Plan will not exceed the sum of (i) 1,000,000 Shares, plus (ii) the number of Shares reserved for issuance pursuant to the 2016 Plan but not issued thereunder as of the effective date of the 2025 Plan, subject to the applicable adjustment and share recycling provision set forth in the 2025 Plan. No more than 2,963,471 Shares under the 2025 Plan may be issued pursuant to ISOs. Any Shares subject to an Award (or Prior Plan Award (as defined in the 2025 Plan)) that expires or is canceled, forfeited or otherwise terminated without issuance of the full number of Shares to which such Award relates, any Shares tendered in payment of an option, any Shares covered by a stock-settled SAR or other Award that was not issued upon settlement, and any Shares delivered or withheld to satisfy any tax withholding obligations, in each case, will again be available for issuance or delivery pursuant to other Awards under the 2025 Plan.

Administration
The 2025 Plan is administered by a committee of our board of directors that has been duly authorized to administer the 2025 Plan, except if no such committee is authorized by our board of directors, our board of directors will administer the 2025 Plan (as applicable, the “Committee”). The Committee has broad discretion to administer the 2025 Plan, including, but not limited to, the power to determine the eligible individuals to whom Awards will be granted, the number and type of Awards to be granted and the terms and conditions of Awards. The Committee may also accelerate the vesting or exercise of any Award and make all other determinations and take all other actions necessary or advisable for the administration of the 2025 Plan.
Eligibility
Employees, consultants and advisors of the Company and its affiliates, as well as non-employee members of our board of directors, are eligible to receive Awards under the 2025 Plan, as determined by the Committee in its sole discretion. As of March 17, 2025, the Company and its affiliates had 1,901 employees, 339 consultants and advisors, and 9 non-employee directors who would be eligible to participate in the 2025 Plan.
Non-Employee Director Compensation Limits
Under the 2025 Plan, in a single calendar year, a non-employee director may not be granted Awards for such individual’s service on our board of directors having a value in excess of $750,000 (except that, for any year in which a non-employee director first commences services on our board of directors, serves on a special committee of our board of directors or serves as lead director or non-executive chair of our board of directors, this limit will be increased to $1,000,000).
Types of Awards
Options. We may grant options to eligible individuals under the 2025 Plan, except that ISOs may only be granted to individuals who are our employees or employees of one of our parents or subsidiaries, in accordance with Section 422 of the Code. The exercise price of an option cannot be less than 100% of the fair market value of a Share on the date on which the option is granted, and the option must not be exercisable for longer than ten years following the date of grant. However, in the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our equity securities, the exercise price of the option must be at least 110% of the fair market value of a Share on the date of grant, and the option must not be exercisable for longer than five years from the date of grant. The Committee has the discretion to determine other terms and conditions of an option award.
SARs. A SAR is the right to receive an amount equal to the excess of the fair market value of one Share on the date of exercise over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of a Share on the date on which the SAR is granted. The term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, other Awards. The Committee has the discretion to determine other terms and conditions of a SAR Award.
Restricted Stock Awards. A restricted stock Award is a grant of Shares subject to certain restrictions on transferability and risk of forfeiture as determined by the Committee. Unless otherwise determined by the Committee and specified in the applicable Award agreement, the holder of a restricted stock Award will have all of the rights of a stockholder, including, without limitation, the right to vote the Shares subject to the restricted stock Award and the right to receive dividends on the Shares subject to the restricted stock Award during the applicable restriction period. The Committee may determine on what terms and conditions the participant will be entitled to dividends payable on the shares of restricted stock. The Committee has the discretion to determine other terms and conditions of a restricted stock Award.
Restricted Stock Units. A restricted stock unit is a right to receive cash, Shares or other consideration as determined by the Committee, subject to certain vesting conditions and other restrictions, equal to the fair market value of one Share on the date of vesting. Restricted stock units may be subject to certain restrictions, including, without limitation, a risk of forfeiture, as determined by the Committee. The Committee may determine that a grant of restricted stock units will provide a participant a right to receive dividend equivalents, which entitles the participant to receive the equivalent value (in cash or Shares) of dividends paid on the underlying Shares. The Committee has the discretion to determine other terms and conditions of an RSU Award.

Performance Awards. A performance award is an Award that vests and/or becomes exercisable or distributable subject to the achievement of certain performance goals during a specified performance period, as established by the Committee. Performance awards may be granted alone or in addition to other Awards under the 2025 Plan, and may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee. The Committee has the discretion to determine other terms and conditions of a performance award.
Other Stock-Based Awards. Other stock-based awards are Awards payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares. Other stock-based awards may be granted alone or in addition to other Awards under the 2025 Plan. The Committee has the discretion to determine other terms and conditions of an other stock-based award.
Cash Awards. Cash awards may be granted under the 2025 Plan in such amounts, on such terms and conditions, and for such consideration as the Committee will determine in its sole discretion.
Certain Transactions
In the event of certain changes in our capitalization or corporate transactions or events, such as a split, recapitalization, combination, merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event, appropriate adjustments will be made by the Committee to the number of shares available for issuance under the 2025 Plan and/or the Shares subject to Awards granted under the 2025 Plan.
The Committee will also have the discretion to make certain adjustments to Awards in the event of a “change in control” of the Company (as defined in the 2025 Plan), such as (i) the assumption or substitution of outstanding Awards, (ii) the purchase of any outstanding Awards in cash based on the applicable change in control price, (iii) the ability for participants to exercise any outstanding stock options, SARs or other stock-based awards upon the change in control (and if not exercised, such Awards will be terminated), and/or (iv) the acceleration of vesting of any outstanding Awards.
Clawback
All Awards granted under the 2025 Plan are subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions.
Amendment and Termination
Our board of directors or the Committee may at any time amend, suspend or terminate the 2025 Plan, provided that the rights of a participant granted an Award prior to such amendment, suspension nor termination may not be materially impaired without such participant’s consent. In addition, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or applicable exchange listing standards. The 2025 Plan will remain in effect for a period of ten years (unless earlier terminated in accordance with its terms).
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the 2025 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options
If an optionee is granted an NSO under the 2025 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the Shares for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Shares on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options
A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Shares received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards
The current federal income tax consequences of other awards authorized under the 2025 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); restricted stock units, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the award recipient recognizes ordinary income.
Section 409A of the Code
Certain types of awards under the 2025 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2025 Plan and awards granted under the 2025 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2025 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE 2025 PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.
New Plan Benefits
Because awards to be granted in the future under the 2025 Plan are at the discretion of the Human Capital Committee, it is not possible to determine the benefits or the amounts received or that will be received under the 2025 Plan by eligible participants, including the executive group, non-executive director group and non-executive officer employee group.

The following table reflects the equity awards that were granted under the 2016 Plan to our named executive officers and all other eligible employees and directors during the last completed fiscal year:

Name and Position	Number of Shares Subject to Stock Awards Granted (#)	Dollar Value of Stock Awards Granted (1) ($)
Jeffrey Andreson	127,486	$5,481,184
Greg Swyt	42,497	$1,758,442
Phil Barros	33,997	$1,406,723
Bruce Ragsdale	42,497	$1,758,442
Christopher Smith	33,997	$1,406,723
All Current Executive Officers as a Group	280,474	$11,811,514
All Current Directors who are Not Executive Officers as a Group	35,307	$1,350,140
All Employees, including all Current Officers who are not Executive Officers, as a Group	302,959	$11,346,415
(1)Represents the grant date fair value of the applicable awards, computed under FASB ASC Topic 718.
Vote Required for Approval
Approval of this proposal will require the affirmative vote of the majority of the votes cast by shareholders present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the vote.

The Board recommends a vote FOR the approval of the adoption of the 2025 Plan.

Proposal 3: Advisory Vote on Compensation of Named Executive Officers
As required by Section 14A of the Exchange Act, the Company is seeking an advisory shareholder vote on the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement (commonly known as the “say-on-pay” proposal).
The primary objectives of our executive compensation program are to: (1) attract, engage, and retain superior and diverse talent who contribute to our long-term success; (2) motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business; (3) ensure compensation is aligned with our corporate strategies and business objectives; and (4) provide our executive officers with incentives that effectively align their interests with those of our shareholders. Our executive compensation program places strong emphasis on long-term sustainable growth and enhanced value for our shareholders through an annual equity grant program that provides executives with the ability to participate in our share price appreciation and to share equally in potential downside if key targets that drive shareholder value are not achieved. By encouraging long-term performance and enhanced shareholder value, our executives are encouraged to operate our business with integrity, focusing on fostering strategic growth while being mindful to mitigate against risk. In addition to emphasizing long-term growth, our executive compensation program attracts talented executives by offering a competitive base salary and annual cash incentives, which promote retention and encourage our executives to achieve short-term financial goals.
When designing our 2024 executive compensation program, the Human Capital Committee considered, among other things, the Company’s growth, financial and non-financial objectives, reviewed against market practices, the Company’s financial performance, incentives that reward shareholder value creation and any shareholder feedback.
We believe that the Company’s financial performance is facilitated by the “pay-for-performance” design of our executive compensation program. Our executive compensation program motivates our executives to deliver financial results, with the appropriate level of risk-taking, against performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value.
Additional information regarding the Company’s executive compensation program applicable to our named executive officers for 2024 is described in the section titled below “Executive Compensation – Compensation Discussion and Analysis” and the related compensation tables and narrative disclosure. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K under the Exchange Act and described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in the Proxy Statement.”
While the shareholder vote on the resolution is non-binding, the Board values the opinions that shareholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when making future compensation decisions.

The Board recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Compensation Discussion and Analysis
Compensation Governance and Practices
The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our named executive officers for 2024 (whom we collectively refer to as our “NEOs”). In addition, this CD&A provides an overview of our executive compensation philosophy and objectives for 2024, details the elements of our executive compensation program during 2024, and analyzes how and why the Human Capital Committee (the “Committee”) arrived at the compensation decisions for our NEOs. Our NEOs for 2024 (and their respective positions) were:
▪Jeffrey Andreson, Chief Executive Officer and Director
▪Greg Swyt, Chief Financial Officer
▪Phil Barros, Chief Technology Officer
▪Bruce Ragsdale, Chief Operating Officer
▪Christopher Smith, Chief Commercial Officer
We are committed to designing an executive compensation program that is consistent with responsible financial management and balanced with ensuring market-driven rewards that generates retentive value, which is reflected in the following policies and practices:

What We Do	What We Don't Do

▪All members of the Committee are independent directors.	▪No repricing or repurchasing of underwater stock options without shareholder approval.
▪Retention of an independent compensation consultant by the Committee.	▪No hedging or pledging of Ichor securities.
▪Balance of compensation elements (short-/long-term, cash/equity, fixed/variable).	▪No excessive perquisites or severance benefits.
▪Align incentive compensation with financial and non-financial organizational goals for sustained success.	▪No “golden parachute” or tax gross-ups.
▪Maintain a clawback policy for all executive officers, which complies with Section 10 of the Exchange Act and the rules promulgated thereunder.	▪No single-trigger change-in-control payments or benefits.
▪Solicit an annual advisory vote on executive compensation.	▪No guaranteed minimum bonuses or uncapped incentives under our incentive plans.
▪Maintain share ownership guidelines.	▪No executive pensions plans or supplemental post-retirement benefits.
▪No multi-voting or non-voting shares.

Our executive compensation program has reflected our culture of growth and development, fostered by a philosophy of pay-for-performance. We are committed to a compensation philosophy that is market-competitive and provides for our NEOs and other employees to share in our success. The primary objectives of our executive compensation program reflect this pay-for-performance philosophy, and include:

Pay-for-Performance Philosophy

1.Attract, engage, and retain superior and diverse talent who contribute to our long-term success.
2.Motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business.
3.Ensure compensation is aligned with our corporate strategies and business objectives.
4.Provide our executive officers with incentives that effectively align their interests with those of our shareholders.

Peer Group
Our peer group for 2024 is comprised of 17 publicly traded, industry-specific companies. These companies were selected based on industry comparability, primarily semiconductor-related companies, annual revenues, market capitalization, and to a lesser extent, number of employees. The target ranges for annual revenue and market capitalization were $0.5 billion - $2.5 billion and $0.3 billion - $3.0 billion, respectively.
The Committee, in consultation with its Compensation Consultant (as defined below), updates our peer group annually. In connection with this annual update, Enpro was added to the 2024 peer group (which was the only change to the peer group as compared to 2023).

2024 Peer Group

▪3D Systems (DDD)	▪Enpro (NPO)	▪Photronics (PLAB)
▪Advanced Energy Industries (AEIS)	▪FormFactor (FORM)	▪SMART Global (SGH)
▪Alpha and Omega Semiconductor (AOSL)	▪Kulicke and Soffa Industries (KLIC)	▪Ultra Clean (UCTT)
▪Axcelis Technologies (ACLS)	▪MACOM Technology Solutions (MTSI)	▪Veeco Instruments (VECO)
▪Benchmark Electronics (BHE)	▪Onto Innovation (ONTO)	▪Xperi (XPER)
▪Cohu (COHU)	▪OSI Systems (OSIS)

Compensation Decisions
The Committee evaluates our philosophy and compensation plans and arrangements as circumstances require. At a minimum, we evaluate and review our executive compensation, programs, objectives and philosophy on an annual basis and at the time of promotion or other change in level of responsibilities, as well as when competitive circumstances or business needs may require. Accordingly, the compensation paid to our NEOs for 2024 may not necessarily be indicative of how we may compensate our NEOs in future years.
The Committee consults with our senior management and engages an independent advisor, Aon’s Human Capital Solutions practice, a division of Aon plc (the “Compensation Consultant”), to assess the objectives of our executive compensation plan and ensure it continues to meet our business needs. This includes reviewing and assessing a peer group to serve as a market reference for establishing and evaluating compensation. Our Chief Executive Officer makes recommendations to the Committee regarding the compensation for the other NEOs (other than himself). The Committee considered the independence factors under the Nasdaq listing standards and SEC rules and determined that, after review and consultation with our Compensation Consultant and management, our Compensation Consultant was independent and that retention did not raise a conflict of interest. The decision to engage the Compensation Consultant as an independent compensation consultant to provide such services was not made, or recommended by, management of the Company.
The Committee retains all authority to determine all matters of executive compensation and benefits. The Committee has previously delegated to our Chief Executive Officer the responsibility of issuing equity grants to non-executive employee hires based on pre-approved annual guidelines and applicable law.
Risk Oversight
The Committee believes that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on the Company.
Elements of Compensation
For 2024, the compensation components for our NEOs were: (1) base salary, (2) a short-term cash incentive program, (3) a long-term equity incentive program, and (4) other benefits, each of which are described in further detail in the following sections.

Base Salary	Short-Term Cash Incentive	Long-Term Equity Incentive	Other Benefits

Attract and retain highly qualified executive talent.	Motivate and reward the achievement of near-term financial and corporate goals.	Align the interests of our executives with those of our shareholders, driving long-term value.	Provide market-competitive benefits (as offered to all other employees) to attract and retain highly qualified executive talent.

Target Mix of Pay
The Committee considers all elements of compensation, as detailed in the following sections, to design and maintain a mix of pay that is both market-competitive and that drives business success and shareholder value by leveraging our philosophy of pay-for-performance. While there is no specific formula for determining the relative mix of pay for each compensation element, business judgement is exercised to balance the incentives of management, including leading the business and talent retention, and the incentives of shareholders, including long-term value creation. Additionally, as detailed above in the section titled “Compensation Decisions,” the Committee examines peer data in aligning on a competitive mix of pay.
The Committee prioritizes performance and also considers such factors as our executives’ experience, internal pay comparisons, and retention objectives, in addition to the impact of cash expenditures and equity dilution. The Committee believes that this approach best supports its pay-for-performance philosophy, further fostering long-term shareholder value creation. Our emphasis on variable, or at-risk, compensation provides that our NEOs, subject to retention needs, will receive target or above-target compensation to the extent that our financial and corporate goals are achieved or exceeded.
Our pay-for-performance philosophy includes the granting of performance-vesting restricted share units (“PSUs”). For our NEOs in 2024, approximately 59% and 46% of compensation was performance-based, and approximately 89% and 80% of compensation was considered at-risk, for our Chief Executive Officer and our other NEOs (calculated as an average), respectively.
The table below outlines the target mix of pay for each of our NEOs during 2024. Base salary is equal to the actual annual base salaries for 2024, as reflected in the section below titled “Base Salary.” Short-term cash incentive is based on the actual target bonus percentages for 2024, assuming 100% achievement, as reflected in the section below titled “Short-Term Cash Incentive.” Long-term equity incentive is based on actual amounts granted in 2024, assuming 100% achievement in the case of PSUs, as reflected in the section below titled “Long-Term Equity Incentive — Awards Granted.”
Base Salary
Base salaries are set to provide market-competitive, fixed compensation, allowing us to attract and retain key executive talent, with the goal being to reward executive officers on a day-to-day basis for their leadership, contributions, and performance.
For 2024, the Committee increased the base salary of our NEOs as compared to 2023, with such increases effective as of April 1, 2024. The Committee determined that it was appropriate to increase the NEOs’ base salaries in 2024 to reflect the market and bring them in line with comparable positions at our peer companies.

The annual base salaries for our NEOs during 2024 and 2023, as applicable, were as follows:

Named Executive Officer	2024	2023	% Increase
Jeffrey Andreson	$700,000	$640,000	~9%
Greg Swyt	$447,300	$420,000	~7%
Phil Barros	$452,300	$437,000	~4%
Bruce Ragsdale	$465,700	$450,000	~3%
Christopher Smith	$452,300	$437,000	~4%
Short-Term Cash Incentive
Our Short-Term Cash Incentive Plan (“STI Plan”) provides performance-based cash incentives to align the compensation of our executive officers with our short-term operational and performance goals, including financial and strategic initiatives, and provides near-term rewards for our executive officers to meet these goals. Our STI Plan provides for an annual incentive payment based on consolidated fiscal year financial performance, including revenue, non-GAAP gross and operating margins, and improved inventory turns, as well as a corporate goal component based on our achievement of organization-wide objectives. These incentives are based on the attainment of pre-established financial and corporate goals, which are intended to motivate executives to work effectively in collaboration to achieve the Company’s objectives and reward executives when objectives are achieved.
The STI Plan covers all executive officers (including all of our NEOs), as well as a wider group of employees, generally down to the role of director, which aligns the incentives of management vertically and horizontally throughout the organization. Structurally, the STI Plan is the same for all participants.
The year-end results of our financial and corporate goals are initially reviewed and calibrated by the Chief Executive Officer, who makes a recommendation for approval by the Committee. Payments are made within 60 days following the end of our fiscal year. The metrics for each component are:

70% Financial Performance Component	30% Corporate Goals Component

▪Revenue ▪Non-GAAP Gross Margin ▪Non-GAAP Operating Margin ▪Inventory Turnover	▪Revenue Outperformance ▪Profitable Growth ▪Manufacturing & Technology Leadership ▪Organizational Effectiveness
The annual target bonus percentages set by the Committee, multiplied by the applicable participant’s base salary, provide the total annual target bonus opportunities for each STI Plan participant. For 2024, these annual target bonuses percentages for our NEOs were as follows:

Named Executive Officer	Percent of Base Salary		% Point Increase
	2024	2023
Jeffrey Andreson	100%	100%	0%
Greg Swyt	70%	70%	0%
Phil Barros	70%	70%	0%
Bruce Ragsdale	75%	75%	0%
Christopher Smith	70%	70%	0%

As noted above, the STI Plan is comprised of two components: 70% financial performance and 30% corporate goals, each of which is described in further detail in the following sections. The following represents the formula for calculating the total STI Plan score, which is used to calculate the total bonus for each STI Plan participant:

Financial Performance Component				Corporate Goals Component

Component Weight	x	Company Score	+	Component Weight	x	Company Score	x	Individual Score	=	Total STI Score

Based on the above formula, the following table presents the total STI Plan score for each NEO for 2024. The financial performance and corporate goal scores are detailed individually in the following sections.

Named Executive Officer	Financial Performance Component		Corporate Goals Component			Total STI Score
	Weight	Company Score	Weight	Company Score (1)	Individual Score
Jeffrey Andreson	70%	14%	30%	107%	94%	39.7%
Greg Swyt	70%	14%	30%	107%	100%	41.9%
Phil Barros	70%	14%	30%	107%	103%	42.9%
Bruce Ragsdale	70%	14%	30%	107%	95%	40.3%
Christopher Smith	70%	14%	30%	107%	118%	47.7%
(1)Represents the blended corporate goal component score of 107% on a Company-wide basis, establishing the total budget for the corporate goal component.
The following formula is used to determine the total dollar amount actually paid out for each STI Plan participant. Base salary is equal to the base salary in effect as of December 27, 2024.

Base Salary	x	Target Bonus Percentage	x	Total STI Score	=	Total Payout

Accordingly, payouts to our NEOs under the STI Plan for 2024 are reflected in the following table.

Named Executive Officer	Payout
Jeffrey Andreson	$277,788
Greg Swyt	$129,847
Phil Barros	$134,333
Bruce Ragsdale	$139,265
Christopher Smith	$149,506

Financial Performance Component
The financial and inventory performance component of the STI Plan comprises 70% of the plan. The Committee sets a floor (minimum), target, and ceiling (maximum) for each financial metric, which correspond to a 50%, 100%, and 200% score, respectively. The metrics for non-GAAP gross margin, non-GAAP operating margin, and inventory turnover scale with general linearity with the actual revenue achieved by the Company for a particular year relative to the baseline established by the Committee at the beginning of such year. For example, the target metric for non-GAAP gross margin will increase or decrease as our consolidated revenue increases or decreases over the STI Plan baseline established by the Committee. The financial component metrics are set by the Committee during the first quarter of the applicable fiscal year.
The following are the four financial performance metrics, which are based on consolidated, company-wide results:
▪10% – Revenue: Calculated in accordance with U.S. GAAP net sales included in our Quarterly and Annual Reports on Forms 10-Q and 10-K, respectively, filed with the SEC.
▪25% – Non-GAAP Gross Margin: Calculated as non-GAAP gross profit divided by U.S. GAAP net sales, as disclosed in our Quarterly and Annual Reports on Forms 10-Q and 10-K, respectively, filed with the SEC. See Appendix A –Non-GAAP Reconciliations.
▪25% – Non-GAAP Operating Margin: Calculated as non-GAAP operating income (loss) divided by U.S. GAAP net sales, as disclosed in our Quarterly and Annual Reports on Forms 10-Q and 10-K, respectively, filed with the SEC. See Appendix A –Non-GAAP Reconciliations.
▪10% – Inventory Turnover: Calculated as annual non-GAAP cost of goods sold divided by U.S. GAAP ending inventories, net, as disclosed in our Quarterly and Annual Reports on Forms 10-Q and 10-K, respectively, filed with the SEC. See Appendix A –Non-GAAP Reconciliations.
The following table presents (i) the relative weight of each financial and inventory performance metric, (ii) the floor, target, and ceiling for each financial performance metric, (iii) the actual consolidated result achieved for each metric, and (iv) the corresponding score for each metric, as well as the total, weighted-average score for the financial and inventory performance component as a whole. Note that, as described above, the floor, target, and ceiling shown below for non-GAAP gross margin, non-GAAP operating margin, and inventory turnover ratio reflect scaling based on our actual consolidated revenue achievement of $849 million for 2024.

Financial Performance Metric	Weight	Financial Performance Target			Actual Result	Financial Performance Score
		Floor (50% Score)	Target (100% Score)	Ceiling (200% Score)
Revenue (in millions)	10%	$800	$855	$900	$849	95%
Non-GAAP Gross Margin	25%	14.7%	15.5%	16.2%	12.7%	0%
Non-GAAP Operating Margin	25%	4.1%	4.6%	5.2%	2.2%	0%
Inventory Turnover Ratio	10%	3.5	3.8	4.1	3.0	0%
Total	70%					14% (1)
(1)Represents the weighted average score of each metric using its respective weight, as shown in the table above. It is calculated by dividing the sum of the product of each financial performance metric score and its respective weight by the total financial performance component weight. [(95% × 10%) + (0% × 25%) + (0% × 25%) + (0% × 10%) ] ÷ 70% = 14%.

Corporate Goals Component
The corporate goals component of STI Plan comprises 30% of the plan and is aligned to our strategic objectives, which are split equally across four categories. Each year, our executive team defines specific goals and scales for stretch performance across each of the four categories. The goals are cascaded down the organization to align individual performance with strategic organization-wide objectives. Annually, Company-wide performance to these categories is scored and approved by the Committee. This scoring funds the corporate goal component plan pool, which is allocated to executives based on individual scores. We establish a target of 100% for the corporate goal component, subject to a maximum of 200% and a threshold of 50% based on Company-wide performance.
The four categories that are scored under the corporate goal component are:
▪7.5% – Revenue Outperformance: Revenue gains driven by new products and services.
▪7.5% – Profitable Growth: Incremental profitability on revenue growth through operational efficiencies and executional excellence.
▪7.5% – Manufacturing & Technology Leadership: Manufacturing and new product technology roadmaps and innovations that are disruptive and provide a competitive advantage.
▪7.5% – Organizational Effectiveness: Management, leadership, and organizational structure that delivers best-of-class operational performance and a competitive business advantage.
The Committee considered the Chief Executive Officer’s scoring recommendations and made its own determination regarding these achievement levels. For 2024, the Committee approved a total corporate goal component score of 107% on a Company-wide basis, establishing the total budget for the corporate goal component (which comprises 30% of the STI Plan). The corporate goal component budget is then allocated to each participant based on individual goal performance relative to the four categories, which is scored against the individually assigned cascaded goals set at the beginning of the year and submitted for review and approval by the Committee.
Long-Term Equity Incentive
We issue equity awards under the Ichor Holdings Ltd. 2016 Omnibus Incentive Plan (as amended and restated, the “2016 Plan”), to incentivize and reward our executive officers, including our NEOs, for long-term corporate performance based on the value of our ordinary shares and, thereby, to align the interests of our executive officers with those of our shareholders. For 2024, these equity awards took the form of time-based restricted stock units (“RSUs”), which vest based on a time/service requirement, and PSUs, which vest based on the achievement of certain performance criteria over a three-year period, as detailed below. RSUs and PSUs were awarded because their value is directly impacted by all stock price changes and therefore tied directly to shareholder value.
Equity Award Granting Practices
Stock options were eliminated from the mix of awards granted to all of our employees in 2020. The Human Capital Committee generally reviews and approves the annual compensation for our employees in the first quarter of the applicable fiscal year, and grants our employees annual equity awards in the second quarter of such fiscal year. We intend to continue to follow this equity award grant timing for future fiscal years.
We do not take material non-public information (“MNPI”) into account when determining the timing and terms of equity awards, and we have never had a practice of doing so. We have never timed, and do not plan to time, the release of MNPI for the purpose of affecting the value of executive compensation. Further, our equity award accounting complies with U.S. GAAP and is transparently disclosed in our applicable SEC filings.
The size of equity awards to each of our NEOs reflects the relative market-rate for an executive officer, taking into account, among other factors, an officer’s role and responsibilities, the competitive market for executive officers, and the size, value, and vesting status of existing equity awards at the time each equity award grant is issued. The market for executive officers is competitive, therefore our Board relies on several factors to assess the competitiveness of the market including input from its Compensation Consultant, which includes peer group data, along with our directors’ own experiences in recruiting and retaining qualified executive officers.

The outcome of the award-setting process results in a gross dollar value, or target value, for each of the RSUs and PSUs, approved by the Committee to be granted to each NEO. To determine the total number of RSUs and PSUs to be granted, the target value granted to each NEO is divided by the closing price of our ordinary shares on the grant date.
Equity Awards Granted
During 2024, our NEOs were each granted annual equity awards in the form of RSUs and PSUs. The RSUs vest 25% on the first anniversary of the grant date, with the remainder vesting in equal quarterly installments over the following three years, subject to continued employment through each such vesting date. The PSUs vest based on the achievement of specified performance metrics, as further discussed below. The number of RSUs and PSUs granted is determined by dividing the target value by the closing price of the Company’s stock on the grant date, rounded up to the nearest whole share.
The following table represents the target value of the NEOs’ annual RSU and PSU awards granted during 2024.

Named Executive Officer	RSUs		PSUs		Total Equity Award Grant Value
	Target Value	Shares Granted	Target Value	Target Shares Granted
Jeffrey Andreson	$1,875,000	49,033	$3,000,000	78,453	$4,875,000
Greg Swyt	$837,500	21,902	$787,500	20,595	$1,625,000
Phil Barros	$670,000	17,521	$630,000	16,476	$1,300,000
Bruce Ragsdale	$837,500	21,902	$787,500	20,595	$1,625,000
Christopher Smith	$670,000	17,521	$630,000	16,476	$1,300,000
Performance Share Units
PSUs granted to our NEOs in 2024 (collectively, the “2024 PSU Awards”) are earned based on performance measured with respect to three distinct components:
1.Relative total shareholder return (“TSR”)
2.Non-GAAP gross margin, as measured in fiscal year 2026
3.Non-GAAP gross margin, measured quarterly through fiscal year 2028
The relative TSR component is scored by measuring the performance of our shares relative to the Russell 2000 semiconductor index over a three-year performance period, measured on the last day of our fiscal year 2026, and subject to a 50% floor and a 200% ceiling. This design is different than PSUs granted to our NEOs in 2022 and 2023, in that those PSUs included a banking feature, whereby performance achieved as of the end of the first and second year was banked and locked in, subject to a 100% aggregate ceiling. The Committee believes that providing for a single measurement date at the end of the three-year performance period further emphasizes long-term financial performance and strengthens the alignment of the interests of our NEOs with those of long-term investors. This change was implemented by the Committee in response to feedback received from shareholders and advice received from our independent compensation consultant, as well as the Committee’s review of market practices and those of our peer companies with respect to long-term equity incentive plan measurement periods.
The first non-GAAP gross margin component is based on the achievement of fiscal year 2026 gross margin of 19%, subject to a 50% floor of 18% non-GAAP gross margin and a 200% ceiling at 20% non-GAAP gross margin. This is a change in design from PSUs granted to our NEOs in 2022 and 2023, in that (i) the gross margin targets under those awards were based on the individual annual STI non-GAAP gross margin targets established for each year during the three-year measurement period, and (ii) those awards included a banking feature, whereby performance achieved for Years 1 and 2 was banked and locked in, subject to a 100% ceiling and increasing to 200% for year 3, but subject to a 100% aggregate ceiling. The Committee believes that establishing an up-front, long-term target measured at the end of the three-year performance period further emphasizes long-term financial performance and strengthens the alignment of the interests of our NEOs with those of long-term investors. This change was implemented by the Committee in response to feedback received from shareholders and advice received from our independent compensation consultant, as well as the Committee’s review of market practices and those of our peer companies with respect to long-term equity incentive plan measurement periods.

The second non-GAAP gross margin component is based on the achievement of the achievement of two consecutive quarters of non-GAAP gross margin of at least 20% by the end of fiscal year 2028. Upon achieving the target, shares become earned and vested at 100% and are not subject to scaling. The Committee believes that further emphasizing the importance of rapid achievement of meaningful gross margin improvement and to incentivizing executives with respect to this metric which is critical to the Company’s long-term success.
The PSU awards granted to our NEOs in 2022 included an additional performance component: new product qualification by our customers. This new product qualification component incentivized the development and commercialization of new product platforms, driving accretive business and long-term value. A product platform is considered qualified after it has been tested and accepted by a customer for use and integration into their products. The scoring for this component is based on the number of distinct product platforms qualified by our customers.
The following table details each performance component’s relative value (as a percentage of target value) for the PSUs granted to our NEOs in 2024, 2023, and 2022:

	Performance-Vesting Component
	Total Shareholder Return	Non-GAAP Gross Margin	New Product Qualification
2024 PSU Awards	39%	61% (2)	n/a
2023 PSU Awards	67%	33%	n/a
2022 PSU Awards (1)	60%	20%	20%
(1)In the case of Phil Barros, the relative value, as a percentage of target value, for his 2022 PSU award was 60% for the TSR component and 40% for the new product qualification component.
(2)Includes both of the non-GAAP gross margin components under the 2024 PSU Awards, as described above.
The following table details the scoring of each PSU component as of each fiscal year of the three year measurement period. Excluded from this table are amounts under the 2024 PSU Awards, as such annual awards do not include a banking feature and the measurement period is still in process:

	Performance-Vesting Criteria
	Total Shareholder Return	Non-GAAP Gross Margin	New Product Qualification
2023 PSU Awards
Year 1 Score (as of FY 2023)	94%	0%	n/a
Year 2 Score (as of FY 2024)	90%	0%	n/a
Year 3 Score (as of FY 2025)	in progress	in progress	n/a
2022 PSU Awards
Year 1 Score (as of FY 2022)	90%	50%	0%
Year 2 Score (as of FY 2023)	97%	0%	0%
Year 3 Score (as of FY 2024)	84%	0%	100%
The following table details the amounts (i) earned under the NEOs’ 2022 awards and (ii) banked under the NEOs’ 2023 PSU awards. This table does not include amounts under the 2024 PSU Awards, as such annual awards do not include a banking feature and the measurement period is still in process:

Named Executive Officer	Performance-Vesting Shares Earned/Banked			Total Shares Earned/Banked
	Total Shareholder Return	New Product Qualification	Non-GAAP Gross Margin
Jeffrey Andreson	20,686	10,218	—	30,904
Greg Swyt	—	—	—	—
Phil Barros	4,318	6,386	—	10,704
Bruce Ragsdale	2,463	—	—	2,463
Christopher Smith	3,947	2,554	—	6,501

Other Benefits
We believe that our executives should not operate under different standards than our other employees. Accordingly, our healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including our executives. We generally do not provide perquisites to our NEOs. Our benefits are designed to be market-competitive and to attract and retain a skilled workforce in a competitive labor market. Moreover, we believe all employees should have equal access to affordable healthcare, which is why we offer a non-cost option for employees and their eligible dependents.
All U.S. employees, including executive officers, are eligible to participate in our retirement savings plan, which includes company matching contributions of 50% on employees’ first 8% of contributed compensation. Employees are immediately vested in company matching contributions.
Employment Offer Letters; Severance Plan
We are party to offer letters with each of our NEOs that set forth the compensation arrangements for the applicable NEO, including a base salary, an annual cash bonus opportunity and eligibility to receive equity awards, as well as participation in the Select Severance Plan (as defined below). For information on the specific terms and conditions of the offer letters, see the section titled below “Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table.” For information on the terms and conditions of the Select Severance Plan, see the section below titled “Potential Payments upon Termination or Change in Control.”
Succession Planning
The Company regularly reviews its organizational capability and key talent pipeline and annually engages in structured succession planning. Succession planning is viewed as prioritizing sustainability of shareholder value, with actions that encompass both developmental and risk mitigation. Our process envisions a sound emergency plan for our Chief Executive Officer and executive staff as risk mitigation, should quick action be needed, in addition to developing short- and long-term readiness of talent. The executive team believes in the power of providing experiential opportunities as a form of development and readying our future leaders. The quarterly board meetings also allow organizational talent and high-potential leaders to connect with the board members, providing helpful exposure to the company’s talent management and succession activities.
Indemnification Agreements
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under applicable law.
Clawback Policy
Our Board maintains a clawback policy that complies with Section 10D of the Exchange Act, the rules promulgated thereunder and the applicable listing standards of Nasdaq. The clawback policy requires recoupment of certain executive compensation that qualifies as incentive-based compensation under Section 10D of the Exchange Act from an executive officer in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The policy applies to financial statements filed in a rolling three-year look-back period. The clawback policy is in addition to any policies or recovery rights that are required under applicable laws, including the Sarbanes-Oxley Act. The clawback policy is filed as Exhibit 97.1 to our 2023 Annual Report on Form 10-K filed with the SEC on February 23, 2024.

Insider Trading Policy
We have adopted an insider trading policy (“Insider Trading Policy”) that, among other things, governs transactions involving the securities of the Company, including purchases, sales and other transfers of ordinary shares, options, warrants, preferred shares, debt securities (such as debentures, bonds and notes) and other securities. Our Insider Trading Policy applies to our directors, officers, employees and agents (such as consultants and independent contractors) of the Company and its subsidiaries. Our Insider Trading Policy is designed to ensure compliance with relevant SEC rules and regulations, including insider trading rules, and the applicable listing standards of Nasdaq. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 27, 2024.
Hedging and Pledging Prohibitions
The Insider Trading Policy also prohibits such covered persons and related parties (as defined in the Insider Trading Policy) from engaging in hedging or similar transactions designed to decrease the risks associated with holding the Company’s securities, including, but not limited to, through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Further, directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended places a limit of $1.0 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee retains the right to award compensation that is not deductible, which it believes is in the best interest of shareholders by allowing for flexibility in our approach to executive compensation to effectively attract, motivate, and retain key executives.

Report of the Human Capital Committee
The Human Capital Committee operates under a written charter approved by the Board, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com.
The Human Capital Committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” with management for 2024. Based on such review and discussion, the Human Capital Committee has recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, and this Proxy Statement.
Respectfully submitted by the members of the Human Capital Committee of the Board:
Iain MacKenzie (Chair)
Wendy Arienzo
Marc Haugen
Sarah O’Dowd
Yuval Wasserman
This report of the Human Capital Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Executive Officers and Related Compensation Information
Executive Officers
Jeffrey Andreson See Corporate Governance – Our Board of Directors within this Proxy Statement for Jeff Andreson’s biography.
Greg Swyt, 64, has served as Chief Financial Officer of Ichor since August 2023. Prior to this role, Mr. Swyt served as Chief Accounting Officer beginning in January 2022, after nearly 25 years of financial leadership roles in the semiconductor capital equipment and global electronics technology industries. Prior to joining Ichor, Mr. Swyt served as CFO of Silvaco Group, Inc., a privately held provider of EDA tools and semiconductor IP. Mr. Swyt had joined Silvaco in June 2021 after nearly five years at Onto Innovation and its predecessor, Nanometrics Incorporated. Mr. Swyt joined Nanometrics in August 2016 as vice president, finance and corporate controller, and served as CFO on an interim basis from December 2017 through Nanometrics’ merger with Rudolph Technologies in October 2019. He then continued on at Onto Innovation as vice president finance until taking the CFO role at Silvaco. Prior to Nanometrics, Mr. Swyt was managing director of finance and global finance controller at Intevac, Inc. from 2008 until 2016. Previous financial leadership roles included many years serving as finance director at Applied Material, Inc., as well as stints at Hewlett Packard and 2WIRE. Early in his career, Mr. Swyt spent 12 years serving in the U.S. Navy. He earned both his B.S. in Finance and MBA from San Jose University.
Phil Barros, 44, has served as Chief Technology Officer of Ichor since September 2015. Previously, Mr. Barros served as Senior Vice President of Engineering of Ichor since April 2011, and prior to that time, served as Vice President of Engineering at Ichor since 2009. Prior to serving at Ichor, Mr. Barros served in various management positions at Celerity, Inc. from 2004 to 2009, including vice president of engineering and director of systems engineering, and served in various engineering and management positions at Applied Materials from 2000 to 2004. Mr. Barros holds a B.S. in mechanical engineering from San Jose State.
Bruce Ragsdale, 54, has served as Chief Operating Officer of Ichor since December 2022. Prior to joining Ichor, he served as vice president, supply chain sourcing at Intel Corporation. He previously served as senior vice president, global operations and supply chain at ASM International, where from 2015 until 2022 he was responsible for all aspects of worldwide operations, including engineering, manufacturing, supply chain and logistics. Prior to ASM International, Mr. Ragsdale spent over 20 years at Applied Materials, where he most recently served as vice president, global supply chain management in Singapore, from 2013 to 2015. Mr. Ragsdale earned his bachelor’s degree in electrical engineering from DeVry University and his MBA focused on technology management and product commercialization from the University of Phoenix.
Christopher Smith, 65, has served as Chief Commercial Officer of Ichor since January 2022. Previously, Chris Smith served as our Senior Vice President, Sales and Marketing, from April 2019 to January 2022. Mr. Smith brings extensive experience and a very successful track record in both General Management and Sales and Marketing Management. Prior to joining Ichor in 2019, he spent eight years at Intevac as VP, Business Development, SVP of Sales and Customer Support at Oerlikon Solar, and SVP of Business Operations at Cymer. He also held various management roles at Applied Materials, including VP, Division General Manager (Chemical Mechanical Polishing Product Business Group), and Vice President, General Manager of the multiple Sales Teams including the Intel Strategic Account. Mr. Smith holds a B.S. in Business Administration from San Jose State University and attended the Stanford Executive Program at Stanford Business School.
Family Relationships
There are no family relationships between any of our executive officers or directors.

Equity Compensation Plans
2016 Plan
The 2016 Plan was adopted by our Board and approved by our shareholders in December 2016. The 2016 Plan provides for grants of stock options, stock appreciation rights, restricted stock, other share-based awards and other cash-based awards to our directors, officers and other employees of us and our subsidiaries (including our NEOs), as well as others performing consulting or advisory services for us. The number of shares available for issuance under the 2016 Plan was initially set at 1,888,000 shares in December 2016. The number of shares available for issuance is increased on the first day of each fiscal year, beginning in 2018, in an amount equal to two percent (2%) of our outstanding ordinary shares on the last day of the immediately preceding fiscal year.
2017 ESPP
The Company’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”) was adopted by our Board and approved by our shareholders in May 2017. The 2017 ESPP grants employees the ability to designate a portion of their base-pay to purchase ordinary shares at a price equal to 85% of the lesser of the fair market value of our ordinary shares on the first day or the last day of each 6-month purchase period. Purchase periods begin on January 1 or July 1 and end on June 30 or December 31, or the next business day if such date is not a business day. Shares are purchased on the last day of the purchase period.
Equity Compensation Plan Information
The following table sets forth the indicated information as of December 27, 2024, with respect to our equity compensation plans approved by our shareholders. We do not maintain any equity compensation plans that have not been approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders
2016 Plan	365,085	$24.28	1,286,280
2017 ESPP	39,064	$27.39	2,089,371
Equity compensation plans not approved by security holders	—	$—	—
Total	404,149	$24.58	3,375,651

2024 Summary Compensation Table
The following table presents summary information regarding the total compensation paid to, earned by, and awarded to each of our NEOs in 2024, 2023 and 2022.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Jeffrey Andreson	2024	$684,670	$5,481,184	$277,788	$11,500	$6,455,142
Chief Executive Officer	2023	$640,000	$4,721,589	$294,715	$11,250	$5,667,554
	2022	$629,780	$3,904,080	$478,042	$10,862	$5,022,764

Greg Swyt	2024	$440,325	$1,758,441	$129,847	$11,500	$2,340,113
Chief Financial Officer	2023	$352,692	$1,675,039	$143,590	$9,885	$2,181,206

Phil Barros	2024	$448,391	$1,406,724	$134,333	$7,612	$1,997,060
Chief Technology Officer	2023	$437,000	$1,186,939	$130,387	$6,545	$1,760,871
	2022	$433,781	$1,220,036	$217,513	$4,987	$1,876,317

Bruce Ragsdale	2024	$461,689	$1,758,441	$139,265	$11,500	$2,370,895
Chief Operating Officer	2023	$450,000	$1,186,939	$166,333	$11,250	$1,814,522

Christopher Smith	2024	$448,391	$1,406,724	$149,506	$26,512	$2,031,133
Chief Commercial Officer	2023	$406,308	$1,186,939	$162,987	$9,119	$1,765,353
	2022	$374,890	$976,042	$201,623	$9,252	$1,561,807
	2021	$357,425	$475,017	$237,168	$8,546	$1,078,156
(1)The value of these stock awards was based on the grant date fair value of such awards as calculated in accordance with FASB ASC Topic 718, excluding any estimate of future forfeitures. The grant date fair value of the RSUs is based on the closing price of our ordinary shares on the date of grant. The amounts reported in this column in respect of PSU awards granted to our NEOs reflect the Company’s determination of the probable outcome of the performance-vesting conditions. Assuming maximum performance of the NEOs’ 2024 PSU Awards, the grant date fair value in the table above would increase for Mr. Andreson, Mr. Swyt, Mr. Barros, Mr. Ragsdale and Mr. Smith by approximately $1,875,000, $412,500, $330,000, $412,500, and $330,000, respectively. For additional information on the valuation assumptions for these stock awards, see footnote Note 9 of our 2024 Annual Report on Form 10-K. See the “2024 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2024 Fiscal Year-End” tables below for further details on these grants.
(2)Represents annual performance-based cash bonuses earned by each of our NEOs under the STI Plan in the applicable fiscal year and paid in the subsequent fiscal year. See the section above titled Compensation Discussion & Analysis – Elements of Compensation – Short-Term Cash Incentive” and the “2024 Grants of Plan-Based Awards” table below for further details on these bonuses.
(3)Amounts in this column for 2024 represent employer 401(k) matching contributions. In the case of Mr. Smith, this amount also includes reimbursement of a taxable fringe travel benefit (valued at approximately $15,000).

2024 Grants of Plan-Based Awards
The following table sets forth certain information concerning plan-based awards granted to the NEOs during 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards and Option Awards ($) (4)
Jeffrey Andreson	—	STI Plan	$350,000	$700,000	$1,400,000	—	—	—	—	—
Chief Executive Officer	5/15/2024	PSU	—	—	—	24,517	78,453	156,906	—	$3,606,162
	5/15/2024	RSU	—	—	—	—	—	—	49,033	$1,875,022
Greg Swyt	—	STI Plan	$156,555	$313,110	$626,220	—	—	—	—	—
Chief Financial Officer	5/15/2024	PSU	—	—	—	5,394	20,595	41,190	—	$920,909
	5/15/2024	RSU	—	—	—	—	—	—	21,902	$837,532
Phil Barros	—	STI Plan	$158,305	$316,610	$633,220	—	—	—	—	—
Chief Technology Officer	5/15/2024	PSU	—	—	—	4,315	16,476	32,952	—	$736,721
	5/15/2024	RSU	—	—	—	—	—	—	17,521	$670,003
Bruce Ragsdale	—	STI Plan	$232,850	$465,700	$931,400	—	—	—	—	—
Chief Operating Officer	5/15/2024	PSU	—	—	—	5,394	20,595	41,190	—	$920,909
	5/15/2024	RSU	—	—	—	—	—	—	21,902	$837,532
Christopher Smith	—	STI Plan	$158,305	$316,610	$633,220	—	—	—	—	—
Chief Commercial Officer	5/15/2024	PSU	—	—	—	4,315	16,476	32,952	—	$736,721
	5/15/2024	RSU	—	—	—	—	—	—	17,521	$670,003
(1)Amounts shown are estimated payouts for our NEOs under our STI Plan for 2024. The target bonus amount equals a specified percentage of each NEO’s base salary as of December 27, 2024, as described in the section above titled “Compensation Discussion & Analysis – Elements of Compensation – Short-Term Cash Incentive.” The maximum amount shown is 2.0 times the target bonus amount for each of the NEOs. The actual bonus amounts received by our NEOs under our STI Plan for 2024 are reported above in the “2024 Summary Compensation Table” under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Represents the 2024 annual PSU awards granted to our NEOs under the 2016 Plan during 2024. The 2024 annual PSU awards are earned based on performance measured with respect to three distinct components, each measured individually: (i) relative TSR, (ii) non-GAAP gross margin, as measured in fiscal year 2026, and (iii) non-GAAP gross margin, measured quarterly through fiscal year 2028. See the section above titled “Compensation Discussion & Analysis – Elements of Compensation – Long-Term Equity Incentive” and the “Outstanding Equity Awards at 2024 Fiscal Year-End” table below for further details on these grants.
(3)Represents the 2024 annual RSU awards granted to our NEOs under the 2016 Plan during 2024. The 2024 annual RSU awards vest 25% on the first grant-date anniversary and in equal quarterly installments over the following three years, subject to continued employment through each such vesting date. See the section above titled “Compensation Discussion & Analysis – Elements of Compensation – Long-Term Equity Incentive” and the “Outstanding Equity Awards at 2024 Fiscal Year-End” table below for further details on these grants.
(4)The value of these PSU and RSU awards was based on the grant date fair value of such awards as calculated in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs is based on the closing price of our ordinary shares on the date of grant. The amounts reported in this column in respect of PSU awards granted to our NEOs reflect the Company’s determination of the probable outcome of the performance-vesting conditions. Assuming maximum performance of the NEOs’ 2024 PSU annual awards, the grant date fair value in the table above would increase for Mr. Andreson, Mr. Swyt, Mr. Barros, Mr. Ragsdale and Mr. Smith by approximately $1,875,000, $412,500, $330,000, $412,500, and $330,000, respectively. For additional information on the valuation assumptions for these stock awards, see footnote Note 9 of our 2024 Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Offer Letters with NEOs
Summarized below are the material terms of our offer letters with our NEOs.
Jeffrey Andreson. We entered into an offer letter with Mr. Andreson on November 20, 2019, which superseded his previous offer letter, dated November 9, 2017. Mr. Andreson’s offer letter provides for an annual base salary and an incentive bonus based on a percentage of annual base salary. For 2024, the Human Capital Committee set Mr. Andreson’s base salary at $700,000 and his incentive bonus at 100% of annual base salary. Mr. Andreson is entitled to benefits, including health and welfare, life and disability, and participation in the 401(k) Retirement Savings Plan (the “401(k) plan”). Mr. Andreson is eligible to participate in the 2016 Plan. Upon separation from service with the Company for any reason, all compensation and benefits due to Mr. Andreson will be governed by the Select Severance Plan, as described below under “Potential Payments Upon Termination or Change in Control.”
Greg Swyt. We entered into an offer letter with Mr. Swyt on July 5, 2023. Mr. Swyt’s offer letter provides for an annual base salary and an incentive bonus based on a percentage of annual base salary. For 2024, the Human Capital Committee set Mr. Swyt base salary at $447,300 and his incentive bonus at 70% of annual base salary. Mr. Swyt is entitled to benefits, including health and welfare, life and disability, and participation in the 401(k) plan. Mr. Swyt is eligible to participate in the 2016 Plan. Upon separation from service with the Company, Mr. Swyt will be eligible for severance per the Select Severance Plan, as described below under “Potential Payments Upon Termination or Change in Control.”
Phil Barros. We entered into an offer letter with Mr. Barros on September 30, 2015. Mr. Barros’s offer letter provides for an annual base salary and an incentive bonus based on a percentage of annual base salary. For 2024, the Human Capital Committee set Mr. Barros’s base salary at $452,300 and his incentive bonus at 70% of annual base salary. Mr. Barros was entitled to benefits, including health and welfare and participation in the 401(k) plan. Mr. Barros is eligible to participate in the 2016 Plan. Upon separation from service with the Company, Mr. Barros will be eligible for severance per the Select Severance Plan, as described below under “Potential Payments Upon Termination or Change in Control.”
Bruce Ragsdale. We entered into an offer letter with Mr. Ragsdale on November 15, 2022. Mr. Ragsdale’s offer letter provides for an annual base salary and an incentive bonus based on a percentage of annual base salary. For 2024, the Human Capital Committee set Mr. Ragsdale’s base salary at $465,700 and his incentive bonus at 75% of annual base salary. Mr. Ragsdale was entitled to benefits, including health and welfare and participation in the 401(k) plan. Mr. Ragsdale is eligible to participate in the 2016 Plan. Upon separation from service with the Company, Mr. Ragsdale will be eligible for severance per the Select Severance Plan, as described below under “Potential Payments Upon Termination or Change in Control.”
Christopher Smith. We entered into an offer letter with Mr. Smith on April 24, 2019. Mr. Smith’s offer letter provides for an annual base salary and an incentive bonus equal to a percentage of annual base salary. For 2024, the Human Capital Committee set Mr. Smith’s base salary at $452,300 and his incentive bonus at 70% of annual base salary. Mr. Smith is entitled to benefits, including health and welfare and participation in the 401(k) plan. Mr. Smith is eligible to participate in the 2016 Plan. Upon separation from service with the Company, Mr. Smith will be eligible for severance per the Select Severance Plan, as described below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 27, 2024.

	Option Awards (1)						Stock Awards (4)
Name	Grant Date		Number of Exercisable Securities Underlying Unexercised Options	Number of Unexercis-able Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Jeffrey Andreson	1/6/2020		28,571	0	$32.57	1/6/2027	—	—	—	—
Chief Executive Officer	5/14/2019		33,695	0	$22.56	5/14/2026	—	—	—	—
	5/15/2024	(2)	—	—	—	—	78,453	$2,461,071	0	$0
	5/15/2024	(3)	—	—	—	—	0	$0	49,033	$1,538,165
	5/18/2023	(2)	—	—	—	—	45,353	$1,422,724	30,669	$962,087
	5/18/2023	(3)	—	—	—	—	0	$0	47,514	$1,490,514
	5/24/2022	(2)	—	—	—	—	0	$0	37,631	$1,180,484
	5/24/2022	(3)	—	—	—	—	0	$0	37,192	$1,166,713
	5/11/2021	(3)	—	—	—	—	0	$0	4,616	$144,804

Greg Swyt	5/15/2024	(2)	—	—	—	—	20,595	$646,065	0	$0
Chief Financial Officer	5/15/2024	(3)	—	—	—	—	0	$0	21,902	$687,066
	9/1/2023	(3)	—	—	—	—	0	$0	22,237	$697,575
	5/18/2023	(3)	—	—	—	—	0	$0	9,404	$295,003
	2/11/2022	(3)	—	—	—	—	0	$0	3,652	$114,563

Phil Barros	5/12/2020		1,403	0	$21.76	5/12/2027	—	—	—	—
Chief Technology Officer	5/15/2024	(2)	—	—	—	—	16,476	$516,852	0	$0
	5/15/2024	(3)	—	—	—	—	0	$0	17,521	$549,634
	5/18/2023	(2)	—	—	—	—	7,575	$237,628	5,121	$160,646
	5/18/2023	(3)	—	—	—	—	0	$0	15,823	$496,368
	5/24/2022	(2)	—	—	—	—	0	$0	14,421	$452,387
	5/24/2022	(3)	—	—	—	—	0	$0	11,622	$364,582
	5/11/2021	(3)	—	—	—	—	0	$0	1,635	$51,290

Bruce Ragsdale	5/15/2024	(2)	—	—	—	—	20,595	$646,065	0	$0
	5/15/2024	(3)	—	—	—	—	0	$0	21,902	$687,066
Chief Operating Officer	5/18/2023	(2)	—	—	—	—	12,696	$398,274	0	$0
	5/18/2023	(3)	—	—	—	—	0	$0	15,823	$496,368
	1/1/2023	(3)	—	—	—	—	0	$0	33,556	$1,052,652

Christopher Smith	5/12/2020		707	0	$21.76	5/12/2027	—	—	—	—
Chief Commercial Officer	5/15/2024	(2)	—	—	—	—	16,476	$516,852	0	$0
	5/15/2024	(3)	—	—	—	—	0	$0	17,521	$549,634
	5/18/2023	(2)	—	—	—	—	7,575	$237,628	5,121	$160,646
	5/18/2023	(3)	—	—	—	—	0	$0	15,823	$496,368
	5/24/2022	(2)	—	—	—	—	0	$0	9,409	$295,160
	5/24/2022	(3)	—	—	—	—	0	$0	9,295	$291,584
	5/11/2021	(3)	—	—	—	—	0	$0	850	$26,665

(1)Represents stock option grants that vest 25% on the first anniversary of their respective grant date, with the remainder vesting ratably on a quarterly basis over a three year period thereafter, subject to continued employment through each such vesting date.

(2)Represents PSUs granted to the applicable NEO under the 2016 Plan. These 2024, 2023 and 2022 PSU awards vest based on the achievement of specified TSR and/or non-GAAP gross margin targets (the 2022 PSU awards also included the following additional performance component: new product qualification by our customers). The 2022 and 2023 PSUs included a banking feature, whereby performance achieved for Years 1 and 2 was banked and locked in, subject to a 100% ceiling and increasing to 200% for year 3, but subject to a 100% aggregate ceiling (the PSU awards do not contain a banking feature). Amounts shown above for the 2024 PSU Awards reflect the number of PSUs that would vest if the target level of performance is achieved. Amounts shown above for the 2023 PSU awards reflect the amounts banked by the applicable NEO and the remaining amounts that would vest if the target level of performance is achieved. Amounts show above for the 2022 PSU awards reflect the number of PSUs that were earned by the applicable NEO based on their final measurement date of December 27, 2024
(3)Represents RSUs granted to the applicable NEO under the 2016 Plan. These RSU awards vest 25% on the first anniversary of their respective grant date, and the remainder vest ratably on a quarterly basis over a three year period thereafter, subject to continued employment through each such vesting date.
(4)Amounts in this column were calculated based on the closing price of our ordinary shares on the last trading day of 2024, which was $31.37.
Option Exercises and Stock Vested
The following table sets forth certain information with respect to the vesting of stock awards and/or the exercise of stock options with respect to our NEOs during fiscal year 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
Jeffrey Andreson	64,200	$747,494	71,463	$2,634,656
Greg Swyt	0	$0	18,675	$624,522
Phil Barros	2,814	$66,535	26,702	$1,003,518
Bruce Ragsdale	0	$0	35,594	$1,246,774
Christopher Smith	0	$0	20,828	$775,580
(1)Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.
(2)The value realized equals the closing price of the stock on the date the option is exercised, less the exercise price, multiplied by the number of options exercised.
(3)Represents the gross number of shares acquired on vesting, without taking into account any shares withheld to satisfy applicable tax obligations.
(4)The value realized equals the market price of Ichor’s ordinary shares as of the vest date, multiplied by the number of shares that vested.
Potential Payments Upon Termination or Change in Control
Select Severance Plan
In 2024, the Committee approved the Ichor Holdings, LTD Amended and Restated Selection Severance Plan (the “Select Severance Plan"), pursuant to which we provide severance pay and other benefits to eligible participants in the event of such employee’s termination under certain circumstances described therein.
Non-Change in Control Termination
The Select Severance Plan provides eligible officers, including our NEOs, with the following benefits in the event of a termination of employment or service by the Company without “cause,” or solely with respect to our Chief Executive Officer, upon the Chief Executive Officer’s resignation for “good reason” (each as defined in the Select Severance Plan, and each a “Non-Change in Control Termination”):
▪Base salary continuation for 12 months (or 18 months for the Chief Executive Officer);
▪A pro rata portion (based on the number of days employed during the applicable performance period) of the NEO’s annual STI Plan bonus for the year in which termination occurs, based on actual results and payable at the time the bonus would otherwise be paid; and

▪Continued health insurance coverage at the active employee rate during the applicable period in which the NEO is receiving severance payments.
Change in Control Related Termination
In lieu of the benefits described above, the Select Severance Plan provides NEOs with the following benefits if their employment is terminated by the Company without cause or the NEO resigns for “good reason” during (i) the 90-day period prior to our entry into a definitive agreement that results in a “change in control” (as defined in the Select Severance Plan) or (ii) the period commencing on a change in control and ending 12 months later:
▪A lump sum cash amount equal to 1.5 times the sum of the NEO’s annual base salary plus annual STI Plan target bonus (or 2 times such sum in the case of the Chief Executive Officer);
▪A pro rata portion (based on the number of days employed during the applicable performance period) of the NEO’s annual STI Plan bonus based on actual results and payable at the time the bonus would otherwise be paid;
▪Continued health insurance coverage at the active employee rate for a period of up to 18 months (or 24 months in the case of the Chief Executive Officer); and
▪All stock awards held by the NEO that are outstanding as of the date of the change in control (or, in the event such stock awards are not assumed or substituted by the successor entity in connection with such change in control, outstanding immediately prior to the date of such change in control) shall accelerate and fully vest as of the date of such termination.
The severance benefits payable under the Select Severance Plan are subject to: (1) to the extent applicable, the six month delay under Section 409A of the Internal Revenue Code of 1986, as amended; (2) the NEO’s execution and non-revocation of a general release of claims in favor of the Company within the time period specified under the Select Severance Plan; (3) the NEO’s compliance with certain restrictive covenants following a termination, including perpetual non-disparagement and confidentiality covenants and a non-solicitation covenant that applies during employment and the term of the applicable severance period; and (4) reduction of payment to avoid any excise tax on “parachute payments,” but only if the NEO would benefit from such reduction as compared to paying the excise tax.
Any benefits payable under the Select Severance Plan supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between the NEO and the Company, unless an NEO’s employment agreement or offer letter provides for severance benefits that, in the aggregate, are more favorable to the NEO (in which case, such greater benefits will be paid under this Select Severance Plan).
Pursuant to the terms of the 2016 Plan and the applicable award agreements, upon the termination of an NEO due to death, 100% of any unvested RSUs and/or PSUs shall accelerate and vest at target as of the date of such termination.

The following table provides information regarding potential payments to our NEOs as of December 27, 2024 in connection with certain termination or change in control events.

Name	Benefit	Payment in the Case of a Non-Change in Control Termination (1)	Payment in the Case of a Change in Control Related Termination (2)	Death (3)
Jeffrey Andreson	Base salary	$1,050,000	$1,400,000	$—
Chief Executive Officer	Cash bonus	$700,000	$2,100,000	$—
	Health benefits	$23,674	$47,347	$—
	RSUs & PSUs	$—	$10,788,770	$10,788,770
	Stock options	$—	$—	$—

Greg Swyt	Base salary	$447,300	$670,950	$—
Chief Financial Officer	Cash bonus	$313,110	$782,775	$—
	Health benefits	$6,895	$9,193	$—
	RSUs & PSUs	$—	$2,440,272	$2,440,272
	Stock options	$—	$—	$—

Phil Barros	Base salary	$452,300	$678,450	$—
Chief Technology Officer	Cash bonus	$316,610	$791,525	$—
	Health benefits	$17,593	$23,457	$—
	RSUs & PSUs	$—	$2,877,852	$2,877,852
	Stock options	$—	$—	$—

Bruce Ragsdale	Base salary	$465,700	$698,550	$—
Chief Operating Officer	Cash bonus	$349,275	$873,188	$—
	Health benefits	$17,755	$23,674	$—
	RSUs & PSUs	$—	$3,280,424	$3,280,424
	Stock options	$—	$—	$—

Christopher Smith	Base salary	$452,300	$678,450	$—
Chief Commercial Officer	Cash bonus	$316,610	$791,525	$—
	Health benefits	$17,224	$22,965	$—
	RSUs & PSUs	$—	$2,680,065	$2,680,065
	Stock options	$—	$—	$—

(1)Amounts represent the following payments and benefits for the applicable NEO (calculated based on the base salary and target annual bonus in effect as of December 27, 2024) upon a termination of such NEO’s employment by the Company without cause (or, solely for Mr. Andreson, by him for good reason) pursuant to the Select Severance Plan: (i) base salary continuation for 12 months (or 18 months for the Chief Executive Officer); (ii) payment of such NEO’s prorated annual bonus for the year in which such termination occurs, based on actual performance; and (iii) continued health insurance coverage at the active employee rate during the applicable period in which such NEO is receiving severance payments.
(2)Amounts represent the following payments and benefits for the applicable NEO (calculated based on the base salary and target annual bonus in effect as of December 27, 2024) upon a termination of such NEO’s employment by the Company without cause or by such NEO for good reason during (x) the 90-day period prior to our entry into a definitive agreement that results in a change in control or (y) the period commencing on a change in control and ending 12 months later, pursuant to the Select Severance Plan: (i) a lump sum cash amount equal to 1.5 times the sum of such NEO’s annual base salary plus annual target bonus (or 2 times for the Chief Executive Officer); (ii) payment of such NEO’s prorated annual bonus for the year in which such termination occurs, based on actual performance; (iii) continued health insurance coverage at the active employee rate during the 18 month period following such termination (or 24 months for the Chief Executive Officer); and (iv) all RSUs and PSUs held by such NEO that are outstanding as of the date of the change in control (or, in the event such stock awards are not assumed or substituted by the successor entity in connection with such change in control, outstanding immediately prior to the date of such change in control) shall accelerate and fully vest at target as of the date of such termination.
(3)Pursuant to the terms of the 2016 Plan and the applicable award agreements, upon the termination of an NEO due to death, 100% of any unvested RSUs and/or PSUs shall accelerate and fully vest at target as of the date of such termination.

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median-compensated employee’s annual total compensation to the annual total compensation of our Chief Executive Officer. For the year ended December 27, 2024:
•the median-compensated employee was identified in the United States and total compensation was reasonably estimated to be $53,347 using the year-to-date exchange rate as of November 1, 2024;
•the annual total compensation of our Chief Executive Officer, Mr. Andreson, was $6,455,142; and
•based on this information, the ratio of our median-compensated employee’s annual total compensation to the annual total compensation of our Chief Executive Officer was 121 to 1.
We identified the median-compensated employee by examining the base pay, including overtime, for all individuals that were employed as of November 1, 2024, exclusive of our Chief Executive Officer. Included in this were employees outside the U.S., including Singapore, Malaysia, Korea, Mexico, and the United Kingdom.
Once identified, we added all compensation elements together for the median-compensated employee in the same manner used to calculate the annual total compensation of our NEOs in the Summary Compensation Table. To calculate the ratio, we divided Jeffrey Andreson’s annual total compensation by the median-compensated employee’s annual total compensation.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the section above titled “Compensation Matters – Compensation Discussion and Analysis.”

					Value of Fixed $100 Investment Based On:
Year	Summary Compensation Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Total for non-PEO NEOs (3)	Average Compensation Actually Paid to non-PEO NEOs (2)(3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)	Net Income (Loss) (5)	Non-GAAP Operating Margin (6)
2024	$6,455,142	4,439,215	$2,184,800	$1,735,864	$93	$276	$(20,820)	2.2%
2023	$5,667,554	7,153,862	$1,873,047	$2,145,295	$99	$225	$(42,985)	2.9%
2022	$5,022,764	3,335,107	$1,800,168	$699,947	$79	$136	$72,804	9.8%
2021	$3,646,356	5,159,918	$1,431,549	$2,498,562	$136	$212	$70,899	10.7%
2020	$2,474,500	1,831,168	$1,387,550	$1,288,852	$90	$148	$33,279	8.3%
(1)Jeffrey Andreson was our principal executive officer (“PEO”) for 2024, 2023, 2022, 2021, and 2020.
(2)For a detailed calculation of the amounts in these columns, refer to the section below titled “Compensation Actually Paid.” In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.
(3)For 2024, non-PEO NEOs were Greg Swyt, Phil Barros, Bruce Ragsdale, and Christopher Smith. For 2023, non-PEO NEOs were Larry Sparks, Greg Swyt, Phil Barros, Bruce Ragsdale, and Christopher Smith. For 2022, non-PEO NEOs were Larry Sparks, Phil Barros, Christopher Smith, Kevin Canty, and Paul Chhabra. For 2021, non-PEO NEOs were Larry Sparks, Phil Barros, Kevin Canty, and Christopher Smith. For 2020, non-PEO NEOs were Larry Sparks and Phil Barros.

(4)The Company TSR and Company’s Peer Group TSR is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2024 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K: PHLX Semiconductor Sector Index.
(5)Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
(6)We have selected Non-GAAP Operating Margin as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to Company performance for 2024. For a reconciliation between non-GAAP operating income, including non-GAAP operating margin, and the most comparable GAAP measure, operating income, refer to “Appendix A - Non-GAAP Reconciliations.”
Compensation Actually Paid
Compensation actually paid, as reflected in the “Pay Versus Performance” table above, to our PEO and average of our non-PEO NEOs during 2024 was calculated as follows:

Name	2024
	PEO	Average of non-PEO NEOs
Summary compensation table total	$6,455,142	$2,184,800
Deduct: Amounts reported under the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year	(5,481,184)	(1,582,583)
Add: Awards granted during the current applicable year that remain unvested as of the current applicable year end (1)	4,277,492	1,254,906
Add/(deduct): Change in fair value of awards granted in prior years that were outstanding and unvested as of the applicable current year end (2)	(325,341)	(94,408)
Add/(deduct): Change in fair value for awards that were granted in prior years that vested in the current applicable year (3)	(486,894)	(26,851)
Deduct: Awards that were granted in prior years that were forfeited in the applicable current year (4)	—	—
Compensation actually paid	$4,439,215	$1,735,864
(1)This adjustment pertains to awards granted in the current applicable year that are outstanding and unvested as of the current applicable year end. It is calculated as follows: The fair value of awards unvested and outstanding as of the applicable current year end.
(2)This adjustment pertains to awards granted in prior years that are outstanding and unvested at both the applicable current and prior year ends. It is calculated as follows: (i) The fair value of awards outstanding, unvested, and unearned (in the case of PSUs) as of the applicable current year end, less (ii) the fair value of such awards as of the prior year end.
(3)This adjustment pertains to awards granted in prior years that vested in the current applicable year. It is calculated as follows: (i) The fair value of awards that were vested or earned (in the case of PSUs) in the current applicable year as of the vest date, less (ii) the fair value of such awards as of the applicable prior year end.
(4)This adjustment pertains to awards granted in prior years that were forfeited in the current applicable year due to the requisite service period not being met. It is calculated as follows: The fair value of awards, as of the applicable prior year end, that were forfeited during the current applicable year.

Pay Versus Performance Relationship Disclosures
The chart below provides a comparison between compensation actually paid to our PEO and average of our non-PEO NEOs against the Company TSR and PHLX Semiconductor Sector Index TSR. Amounts and figures used in the following charts are from the table above under the heading Pay Versus Performance.

Compensation Actually Paid vs.
Company TSR and Index TSR
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Compensation Actually Paid
$300
$250
$200
$150
$100
$50
$-
Value of Fixed $100 Investment
2021
2022
2023
2024
CEO
Avg. non-CEO NEO
Company TSR
Index TSR

The chart below provides a comparison between compensation actually paid to our PEO and average of our non-PEO NEOs against our U.S. GAAP net income.

Compensation Actually Paid vs.
GAAP Net Income
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
GAAP Net Income
($ in thousands)
$80,000
$60,000
$40,000
$20,000
$-
$(20,000)
$(40,000)
$(60,000)
2021
2022
2023
2024
CEO
Avg. non-CEO NEO
GAAP net income (loss)

The chart below provides a comparison between compensation actually paid to our PEO and average of our non-PEO NEOs against our non-GAAP operating margin.

Compensation Actually Paid vs.
Non-GAAP Operating Margin
Compensation Actually Paid
Non-GAAP Operating Margin
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2021
2022
2023
2024
CEO
Avg. non-CEO NEO
Non-GAAP operating margin

List of Most Important Financial Performance Measures
The following represents our most important financial performance measures (other than Non-GAAP Operating Margin) that link compensation paid to our NEOs, as they are the key metrics that determine the payout of STI Plan and PSUs. See the section above titled “Compensation Discussion and Analysis — Element of Compensation” for further detail.

Revenue
Non-GAAP Gross Margin

Audit Matters

Proposal 4: Ratification of Independent Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit our 2025 consolidated financial statements. During 2024, KPMG LLP served as our independent registered public accounting firm.
Notwithstanding the appointment of KPMG LLP and even if our shareholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of us and our shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025. The Audit Committee is submitting the appointment of KPMG LLP to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
Representatives of KPMG LLP will telephonically attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from our shareholders.
The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of our ordinary shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.
Audit and Related Fees
Our Board is recommending a vote for the ratification of KPMG LLP as our independent registered public accounting firm for 2025. The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for 2024 and 2023:

Type of Fees	2024	2023
Audit Fees (1)	$2,788,000	$2,368,000
Audit-Related Fees	—	—
Tax Fees (2)	63,000	186,000
All Other Fees	—	—
Total audit and related fees	$2,851,000	$2,554,000
(1)Represents fees and related expenses billed or expected to be billed by KPMG LLP for professional services rendered for the audits of our annual consolidated financial statements and internal controls over financial reporting for 2024 and 2023, the reviews of our interim financial statements included in our Quarterly Reports on Form 10-Q, and the issuance of a comfort letter in connection with our issuance of ordinary shares in March 2024.
(2)Represents fees for tax planning, tax compliance and tax advice services rendered by KPMG LLP. Tax fees consisted primarily of assistance in the preparation of tax returns and consultations on various tax matters worldwide.
Auditor Independence
The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.
Pre-Approval of Audit and Non-Audit Services
The Audit Committee has established policies and procedures regarding the pre-approval of audit, audit-related and other services, as well as permitted non-audit services, that our independent auditor may perform for us, subject to the rules and regulations of the SEC. Pursuant to the policies and procedures, the Audit Committee approved all services provided by KPMG LLP during the fiscal year ended December 27, 2024.

In accordance with the charter of the Audit Committee, pre-approval can be made by the chairman of the Audit Committee (or any member of the Audit Committee if the chairman is not available) in between committee meetings and is required to disclose the pre-approved services to the Audit Committee at the next scheduled meeting. The Audit Committee approved all services provided by KPMG LLP. The Company’s pre-approval policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to management.

Report of the Audit Committee
The Audit Committee operates under a written charter approved by the Board, which is available under “Corporate Governance” on the Company’s corporate website at ir.ichorsystems.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the consolidated financial statements. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements with management and KPMG LLP;
•discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC; and
•received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.
Based on the Audit Committee’s review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2024 Annual Report on Form 10-K for filing with SEC.
Respectfully submitted by the members of the Audit Committee of the Board:
John Kispert (Chair)
Laura Black
Marc Haugen
Sarah O’Dowd
Jorge Titinger
This report of the Audit Committee is required by the SEC and, in accordance with the rules and regulations of the SEC, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Other Matters

Security Ownership of Certain Beneficial Owners and Management
Unless otherwise indicated, the following table contains information about the beneficial ownership of our ordinary shares as of the Record Date (March 17, 2025):
•each person, or group of persons, who beneficially owns more than 5% of our ordinary shares;
•each of our NEOs;
•each of our directors; and
•all directors and NEOs as a group.
For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions” of this Proxy Statement.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to our ordinary shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such ordinary shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the ordinary shares set forth opposite such shareholder’s name.

Unless otherwise indicated, our calculation of the percentage of beneficial ownership is based on 34,112,963 ordinary shares outstanding on the Record Date.
Unless otherwise indicated in the footnotes, the address of each of the individuals named below is c/o Ichor Holdings, Ltd., 3185 Laurelview Ct., Fremont, California 94538.

Name	Number of Shares Beneficially Owned	Percentage of Class
5% Shareholders:
BlackRock, Inc. (1)	4,836,827	14.1%
The Vanguard Group (2)	2,664,652	7.8%
Macquarie Group Limited (3)	1,834,012	5.3%
Dimensional Fund Advisors LP (4)	1,724,058	5.0%
Directors and Named Executive Officers (5):
Jeffrey Andreson	227,328	*
Thomas Rohrs	101,595	*
Christopher Smith	46,675	*
Bruce Ragsdale	39,765	*
John Kispert	35,222	*
Marc Haugen	34,623	*
Laura Black	32,776	*
Iain MacKenzie	29,674	*
Sarah O'Dowd	28,325	*
Greg Swyt	19,559	*
Phil Barros	18,394	*
Wendy Arienzo	17,599	*
Yuval Wasserman	17,112	*
Jorge Titinger	8,447	*
Directors and executive officers as a group (14 persons)	657,094	1.9%
*Represents beneficial ownership of less than one percent (1%).
(1)Based solely on a Schedule 13G/A filed on January 22, 2024 with respect to our ordinary shares directly owned by BlackRock, Inc. The address of the principal place of business of the reporting person is 50 Hudson Yards, New York, NY 10001.
(2)Based solely on a Schedule 13G/A filed on February 13, 2024 with respect to our ordinary shares directly owned by The Vanguard Group. The address of the principal place of business of the reporting person is 100 Vanguard Blvd, Malvern, PA 19355.
(3)Based solely on a Schedule 13G filed on February 07, 2025 with respect to with respect to our ordinary shares directly owned by Macquarie Group Limited. The address of the principal place of business of the reporting person is 610 Market Street, Philadelphia, PA 19106.
(4)Based solely on a Schedule 13G filed on January 23, 2025 with respect to our ordinary shares directly owned by Dimensional Fund Advisors LLP. The address of the principal place of business of the reporting person is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5)Includes ordinary shares acquirable with 60 days of the Record Date due to the exercising of vested stock options or the vesting of restricted share units, as detailed below:

	Shares Acquirable within 60 Days Due To:
Name	Exercising of Vested Stock Options	Vesting of Restricted Share Units
Jeffrey Andreson	62,266	14,567
Thomas Rohrs	53,908	3,923
Christopher Smith	707	4,805
Bruce Ragsdale	0	9,205
John Kispert	0	3,923
Marc Haugen	0	3,923
Laura Black	0	3,923
Iain MacKenzie	0	3,923
Sarah O'Dowd	0	3,923
Greg Swyt	0	6,207
Phil Barros	1,403	5,195
Wendy Arienzo	0	3,923
Yuval Wasserman	0	3,923
Jorge Titinger	0	3,923

Certain Relationships and Related Party Transactions
Policies and Procedures for Related Person Transactions
Our Related Person Transactions Policy and Procedures sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be participants, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by our Board and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person” is any executive officer, director or nominee to become director, or holder of more than 5% of our ordinary shares, or any immediate family members of such persons. Any related person transaction may only be consummated if approved or ratified by the affirmative vote of a majority of our disinterested directors then in office in accordance with the policy guidelines set forth below.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee for review and recommendation for approval to our Board. In considering related person transactions, our Audit Committee and Board take into account the relevant available facts and circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse themself from the deliberations and approval process.
A copy of our Code of Business Ethics and Conduct Policy, which includes our Related Person Transactions Policy, is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.
No Related Party Transactions
There have not been any related-person transactions since the beginning of 2024, and no such transactions are currently proposed.

Other Matters
About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA.
We use a 52- or 53-week fiscal year ending on the last Friday in December. The fiscal years ending or ended December 26, 2025, December 27, 2024, December 29, 2023, and December 30, 2022 were each 52 weeks. References to 2025, 2024, 2023, and 2022 relate to the fiscal years then ended, respectively.
Shareholder Proposals for the 2026 Annual Meeting
Shareholders who intend to present a proposal for inclusion in the proxy statement at the 2026 Annual Meeting must follow the procedures outlined in Rule 14a-8 under the Exchange Act. A proposal that a shareholder would like included in our proxy statement for the 2026 Annual Meeting must satisfy all applicable requirements of Rule 14a-8 and must be received at our principal executive offices at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538 no later than December 4, 2025.
Shareholders who intend to present a proposal (other than pursuant to Rule 14a-8) at the 2026 Annual Meeting and who wish to have such proposals included in the proxy statement for such meeting must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Ichor Holdings, Ltd., 3185 Laurelview Ct., Fremont, California 94538, and such proposals must be received no earlier than January 14, 2026 and no later than February 13, 2026.
Shareholder Recommendations for Nominations to the Board
The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Pursuant to our Memorandum and Articles, shareholders who wish to recommend a candidate for consideration at our 2026 Annual Meeting may do so by delivering a written recommendation to our Secretary at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act, the candidate’s written consent to be considered for nomination and to serve if nominated and elected and addresses and telephone numbers for contacting the shareholder and the candidate for more information.
A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our Memorandum and Articles. Shareholders who wish to nominate a director must additionally be a shareholder of record on both the date of the giving of notice by such shareholder and the record date for the determination of shareholders entitled to vote at the 2026 Annual Meeting and on each such date the shareholder beneficially owned more than 15% of our issued and outstanding ordinary shares (unless contrary to applicable law). Such proposals must additionally meet the requirements set forth in the rules and regulations of the SEC, as well as the informational, notice and other requirements related to proposals set forth in Article 16 of our Memorandum and Articles, in order to be eligible for inclusion in our proxy statement for our 2026 Annual Meeting. No candidates for director nominations were submitted by any shareholder in connection with the Annual Meeting. If you intend to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address set forth above. Our Secretary must receive the notice not less than 90 days and not more than 120 days before the one-year anniversary of the immediately preceding annual general meeting of shareholders. This means, that for our 2026 Annual Meeting, our secretary must receive the notice no earlier than January 14, 2026 and no later than February 13, 2026.

In addition to satisfying the requirements set forth in our Memorandum and Articles, including the notice deadlines set forth above and therein, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to our Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at our principal executive offices at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538 no later than March 15, 2026. However, if the date of the 2026 Annual Meeting is changed by more than 30 calendar days from May 14, 2026, then written notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.
Householding
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholders at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such shareholder may contact us at the following address or telephone number:
Ichor Holdings, Ltd.
Attn: Secretary
3185 Laurelview Ct.
Fremont, California 94538
(510) 897-5200
Shareholders who beneficially own ordinary shares held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
2024 Annual Report and SEC Filings
Our 2024 audited consolidated financial statements are included in the Annual Report, which will be made available to shareholders at the same time as this Proxy Statement. This Proxy Statement and the Annual Report are available under “Financials / SEC Filings” on our website at ir.ichorsystems.com and are publicly available from the SEC at its website at www.sec.gov. You may also obtain a copy of the Annual Report and this Proxy Statement without charge by sending a written request to Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538.
Other Business
Other than the proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the officers named herein will have discretion to vote the ordinary shares they represent in accordance with their own judgment on such matters.

Appendix A – Non-GAAP Reconciliations
Management uses certain non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. All non-GAAP adjustments are presented on a gross basis. Non-GAAP gross profit, operating income, and net income (loss) are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) with respect to non-GAAP net income (loss), the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including deferred tax asset valuation allowance charges. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments". Non-GAAP diluted earnings per share ("EPS") is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales.
Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.
The following table presents our unaudited non-GAAP gross profit and non-GAAP gross margin and a reconciliation from gross profit, the most comparable GAAP measure, for the periods indicated:

Year Ended
December 27, 2024
(dollars in thousands)
U.S. GAAP gross profit	$103,334
Non-GAAP adjustments:
Share-based compensation	3,360
Other (1)	908
Non-GAAP gross profit	$107,602
U.S. GAAP gross margin	12.2%
Non-GAAP gross margin	12.7%
(1)Included in this amount are severance costs associated with our global reduction-in-force programs.

The following table presents our unaudited non-GAAP operating income and non-GAAP operating margin and a reconciliation from operating income (loss), the most comparable GAAP measure, for the periods indicated:

Year Ended
December 27, 2024
(dollars in thousands)
U.S. GAAP operating loss	$(7,640)
Non-GAAP adjustments:
Amortization of intangible assets	8,572
Share-based compensation	15,576
Transaction-related costs (1)	785
Other (2)	1,600
Non-GAAP operating income	$18,893
U.S. GAAP operating margin	(0.9)%
Non-GAAP operating margin	2.2%
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents severance costs associated with our global reduction-in-force programs and $0.5 million of costs incurred in connection with exiting and consolidating one of our U.S.-based manufacturing facilities.
The following table presents our unaudited non-GAAP cost of sales and a reconciliation from cost of sales, the most comparable GAAP measure, for the periods indicated:

Year Ended
December 27, 2024
(dollars in thousands)
U.S. GAAP cost of sales	$745,706
Non-GAAP adjustments:
Share-based compensation	3,360
Other (1)	908
Non-GAAP cost of sales	$741,438
(1)Represents severance costs associated with our global reduction-in-force programs.

Appendix B – 2025 Omnibus Incentive Plan
ICHOR HOLDINGS, LTD.

2025 OMNIBUS INCENTIVE PLAN

ARTICLE I
PURPOSE
The purpose of this Ichor Holdings, Ltd. 2025 Omnibus Incentive Plan (this “Plan”) is to promote the success of the Company’s business for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. This Plan is effective as of the date set forth in Article XIV.

As of the Effective Date, this Plan shall supersede and replace the Ichor Holdings, Ltd. 2016 Omnibus Incentive Plan, as amended from time to time (the “Prior Plan”) in its entirety. Awards may not be granted under the Prior Plan on or following the Effective Date. Awards granted under the Prior Plan prior to the Effective Date will remain subject to the terms and conditions set forth in the Prior Plan.
ARTICLE II
DEFINITIONS
For purposes of this Plan, the following terms shall have the following meanings:
2.1“Affiliate” means a corporation or other entity controlled by, controlling, or under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
2.2“Applicable Law” means the requirements relating to the administration of equity-based awards and the related shares under U.S. state corporate law, U.S. federal and state securities laws, the rules or requirements of any stock exchange or quotation system on which the shares are listed or quoted, and any other applicable laws, including tax laws, of any U.S. or non-U.S. jurisdictions where Awards are, or will be, granted under this Plan.
2.3“Award” means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Award, Other Stock-Based Award, or Cash Award. All Awards shall be evidenced by and subject to the terms of an Award Agreement.
2.4“Award Agreement” means the written or electronic agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of an individual Award. Each Award Agreement shall be subject to the terms and conditions of this Plan.
2.5“Board” means the Board of Directors of the Company.
2.6“Cash Award” means an Award granted to an Eligible Individual pursuant to Section 9.3 of this Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
2.7“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Service, the following: (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such agreement in effect but it does not define “cause” (or words of like import)), the Participant’s (i) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) substantial and repeated failure to perform duties as reasonably directed by the person to whom the Participant reports; (iii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iv) gross negligence or willful misconduct with respect to the Company or an Affiliate; (v) material violation of or willful disregard for the Company’s policies or codes of conduct, including policies related to discrimination, harassment, performance of illegal or unethical activities, or ethical misconduct; or (vi) any breach of any non-competition, non-solicitation, no-hire, confidentiality covenant or other agreement between the Participant and the Company or an Affiliate; or (b) in the case where there is an employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control (as defined in such agreement) actually takes place and then only with regard to a termination thereafter.
2.8“Change in Control” means and includes each of the following, unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee:

(a)any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(b)during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 2.8 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(c)a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in Section 2.8(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or
(d)a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
(e)Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under this Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
2.9“Change in Control Price” means the highest price per Share paid in any transaction related to a Change in Control as determined by the Committee in its discretion.
2.10“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.
2.11“Committee” means any committee of the Board duly authorized by the Board to administer this Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board who are each (a) a “non-employee director” within the meaning of Rule 16b-3(b), and (b) “independent” under the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. If no committee is duly authorized by the Board to administer this Plan, the term “Committee” shall be deemed to refer to the non-employee members of the Board for all purposes under this Plan. The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law.
2.12“Common Stock” means the ordinary shares, $0.0001 par value per share, of the Company.

2.13“Company” means Ichor Holdings, Ltd., a Cayman Islands exempted company, and its successors by operation of law.
2.14“Consultant” means any natural person who is an advisor or consultant or other service provider to the Company or any of its Affiliates.
2.15“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Service, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
2.16“Dividend Equivalent Rights” means a right granted to a Participant under this Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
2.17“Effective Date” means the effective date of this Plan as defined in Article XIV.
2.18“Eligible Employee” means each employee of the Company or any of its Affiliates. An employee on a leave of absence may be an Eligible Employee.
2.19“Eligible Individual” means an Eligible Employee, Non-Employee Director, or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the terms and conditions set forth herein.
2.20“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
2.21“Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted or (b) if the Common Stock is not traded, listed, or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a date on which the applicable market is open, the next day that it is open.
2.22“Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.
2.23“Incentive Stock Option” means any Stock Option granted to an Eligible Employee who is an employee of the Company, its Parents or its Subsidiaries under this Plan and that is intended to be, and is designated as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.24“Non-Employee Director” means a director on the Board who is not an employee of the Company.
2.25“Non-Qualified Stock Option” means any Stock Option granted under this Plan that is not an Incentive Stock Option.
2.26“Other Stock-Based Award” means an Award granted under Article IX of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares, but may be settled in the form of Shares or cash.
2.27“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
2.28“Participant” means an Eligible Individual to whom an Award has been granted pursuant to this Plan.
2.29“Performance Award” means an Award granted under Article VIII of this Plan.
2.30“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

2.31“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
2.32“Person” means any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.
2.33“Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.
2.34“Restricted Stock” means an Award of Shares granted under Article VII of this Plan.
2.35“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
2.36“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
2.37“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.
2.38“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
2.39“Shares” means shares of Common Stock.
2.40“Stock Appreciation Right” means a stock appreciation right granted under Article VI of this Plan.
2.41“Stock Option” or “Option” means any option to purchase Shares granted pursuant to Article VI of this Plan.
2.42“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
2.43“Ten Percent Stockholder” means a Person owning stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or its Subsidiaries.
2.44“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and its Affiliates. Unless otherwise determined by the Committee, (a) if a Participant’s employment or services with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service with the Company and its Affiliates and (b) a Participant employed by, or performing services for an Affiliate that ceases to be an Affiliate shall also be deemed to have incurred a Termination of Service provided the Participant does not immediately thereafter become an employee of the Company or another Affiliate. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.
ARTICLE III
ADMINISTRATION
3.1Authority of the Committee. This Plan shall be administered by the Committee. Subject to the terms of this Plan and Applicable Law, the Committee shall have full authority to grant Awards to Eligible Individuals under this Plan. In particular, the Committee shall have the authority to:
(a)determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;
(b)determine the number of Shares to be covered by each Award granted hereunder;

(c)determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares, if any, relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);
(d)determine the amount of cash to be covered by each Award granted hereunder;
(e)determine whether, to what extent, and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;
(f)determine whether and under what circumstances an Award may be settled in cash, Shares, other property, or a combination of the foregoing;
(g)determine whether, to what extent and under what circumstances cash, Shares, or other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;
(h)modify, waive, amend, or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals;
(i)determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;
(j)determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise or vesting of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award or Shares;
(k)modify, extend, or renew an Award, subject to Article XI and Section 6.8(g) of this Plan; and
(l)determine how the Disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or beneficiary may exercise rights under the Award, if applicable.
3.2Guidelines. Subject to Article XI of this Plan, the Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements or sub-plans relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may adopt special rules, sub-plans, guidelines, and provisions for persons who are residing in or employed in, or subject to, the taxes of any domestic or foreign jurisdictions to satisfy or accommodate applicable foreign laws or to qualify for preferred tax treatment of such domestic or foreign jurisdictions.
3.3Decisions Final. Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding, and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns.
3.4Designation of Consultants/Liability; Delegation of Authority.

(a)The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent shall be paid by the Company. The Committee, its members, and any person designated pursuant to this Section 3.4 shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by Applicable Law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.
(b)The Committee may delegate any or all of its powers and duties under this Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions (including executing agreements or other documents on behalf of the Committee) and grant Awards; provided, that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in this Plan to the “Committee,” shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also designate employees or professional advisors who are not executive officers of the Company or members of the Board to assist in administering this Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares.
3.5Indemnification. To the maximum extent permitted by Applicable Law and to the extent not covered by insurance directly insuring such person, each current and former officer or employee of the Company or any of its Affiliates and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification that the current or former employee, officer or member may have under Applicable Law or under the by-laws of the Company or any of its Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under this Plan
ARTICLE IV
SHARE LIMITATION
4.1Shares. The aggregate number of Shares that may be issued pursuant to this Plan (subject to any increase or decrease pursuant to this Article IV) shall not exceed the sum of (i) 1,000,000 Shares, plus (ii) the number of Shares reserved for issuance pursuant to the Prior Plan but not issued thereunder as of the Effective Date. Shares issued pursuant to the Plan may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company or both. The aggregate number of Shares that may be issued or used with respect to any Incentive Stock Option shall not exceed 2,963,471 Shares (subject to any increase or decrease pursuant to Section 4.3). Any Award under this Plan settled in cash shall not be counted against the foregoing maximum share limitations. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under this Plan or a Prior Plan Award shall again be made available for issuance or delivery under this Plan if such Shares are (i) Shares delivered, withheld or surrendered in payment of the exercise or purchase price of an Award, (ii) Shares delivered, withheld, or surrendered to satisfy any tax withholding obligation or (iii) Shares subject to a stock-settled Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the Award related.

4.2Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in this Plan. Substitute Awards will not count against the Shares authorized for grant under this Plan (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under this Plan as provided under Section 4.1 above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under this Plan, as set forth in Section 4.1 above. Additionally, in the event that a Person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under this Plan as provided under Section 4.1 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Employees or Non-Employee Directors prior to such acquisition or combination.
4.3Adjustments.
(a)The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.
(b)Subject to the provisions of Section 10.1:
(i)If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Shares into a greater number of Shares, or combines (by reverse split, combination, or otherwise) its outstanding Shares into a lesser number of Shares, then the respective exercise prices for outstanding Awards that provide for a Participant-elected exercise and the number of Shares covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan; provided, that the Committee in its sole discretion shall determine whether an adjustment is appropriate.
(ii)Excepting transactions covered by Section 4.3(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Shares are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity, then, subject to the provisions of Section 10.1, (A) the aggregate number or kind of securities that thereafter may be issued under this Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under this Plan (including as a result of the assumption of this Plan and the obligations hereunder by a successor entity, as applicable), or (C) the exercise or purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan.

(iii)If there shall occur any change in the capital structure of the Company other than those covered by Section 4.3(b)(i) or 4.3(b)(ii), any conversion, any adjustment, or any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to this Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan.
(iv)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any securities offering or other similar transaction, for administrative convenience, the Committee may refuse to permit the exercise of any Award for up to sixty (60) days before or after such transaction.
(v)The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Company public filing.
(vi)Any such adjustment determined by the Committee pursuant to this Section 4.3(b) shall be final, binding, and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors, and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.3(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.3 or in the applicable Award Agreement, a Participant shall have no additional rights under this Plan by reason of any transaction or event described in this Section 4.3.
4.4Annual Limit on Non-Employee Director Compensation.1 In each calendar year during any part of which this Plan is in effect, a Non-Employee Director may not receive Awards for such individual’s service on the Board that, taken together with any cash fees paid to such Non-Employee Director during such calendar year for such individual’s service on the Board, have a value in excess of $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that (a) the Committee may make exceptions to this limit, except that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for Non-Employee Directors and (b) for any calendar year in which a Non-Employee Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or non-executive chair of the Board, such limit shall be increased to $1,000,000; provided, further, that the limit set forth in this Section 4.4 shall be applied without regard to Awards or other compensation, if any, provided to a Non-Employee Director during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a Non-Employee Director.
ARTICLE V
ELIGIBILITY
5.1General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion. No Eligible Individual will automatically be granted any Award under this Plan.
5.2Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees who are employees of the Company, its Parents or its Subsidiaries are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.
5.3General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant, or Non-Employee Director, as applicable.

ARTICLE VI
STOCK OPTIONS; STOCK APPRECIATION RIGHTS
6.1General. Stock Options or Stock Appreciation Rights may be granted alone or in addition to other Awards granted under this Plan Each Stock Option granted under this Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option. Stock Options and Stock Appreciation Rights granted under this Plan shall be evidenced by an Award Agreement and subject to the terms, conditions and limitations in this Plan, including any limitations applicable to Incentive Stock Options.
6.2Grants. The Committee shall have the authority to grant to any Eligible Individual one or more Incentive Stock Options, Non-Qualified Stock Options, and/or Stock Appreciation Rights; provided, however, that Incentive Stock Options may only be granted to an Eligible Employee who is an employee of the Company, its Parents or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.
6.3Exercise Price. The exercise price per Share subject to a Stock Option or Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option or Stock Appreciation Right shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value at the time of grant. Notwithstanding the foregoing, in the case of a Stock Option or Stock Appreciation Right that is a Substitute Award, the exercise price per Share for such Stock Option or Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that, such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
6.4Term. The term of each Stock Option or Stock Appreciation Right shall be fixed by the Committee, provided that no Stock Option or Stock Appreciation Right shall be exercisable more than ten (10) years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years) after the date on which the Stock Option or Stock Appreciation Right, as applicable, is granted.
6.5Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.5, Stock Options and Stock Appreciation Rights granted under this Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability upon the occurrence of a specified event. Unless otherwise determined by the Committee, if the exercise of a Non-Qualified Stock Option or Stock Appreciation Right within the permitted time periods is prohibited because such exercise would violate the registration requirements under the Securities Act or any other Applicable Law or the rules of any securities exchange or interdealer quotation system, the Company’s insider trading policy (including any blackout periods) or a “lock-up” agreement entered into in connection with the issuance of securities by the Company, then the expiration of such Non-Qualified Stock Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the period during which the exercise of the Non-Qualified Stock Option or Stock Appreciation Right would be in violation of such registration requirement or other Applicable Law or rules, blackout period or lock-up agreement, as determined by the Committee; provided, however, that in no event shall any such extension result in any Non-Qualified Stock Option or Stock Appreciation Right remaining exercisable after the ten (10)-year term of the applicable Non-Qualified Stock Option or Stock Appreciation Right.

6.6Method of Exercise. Subject to any applicable waiting period or exercisability provisions under Section 6.5, to the extent vested, Stock Options and Stock Appreciation Rights may be exercised in whole or in part at any time during the term of the applicable Stock Option or Stock Appreciation Right, by giving written notice of exercise (which may be electronic) to the Company specifying the number of Stock Options or Stock Appreciation Rights, as applicable, being exercised. Such notice shall be accompanied by payment in full of the exercise price (which shall equal the product of such number of Shares to be purchased multiplied by the applicable exercise price). The exercise price for the Stock Options may be paid upon such terms and conditions as shall be established by the Committee and set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options pursuant to which the Company may withhold a number of Shares that otherwise would be issued to the Participant in connection with the exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the exercise price, or that permit the Participant to deliver cash or Shares with a Fair Market Value equal to the exercise price on the date of payment, or through a simultaneous sale through a broker of Shares acquired on exercise, all as permitted by Applicable Law. No Shares shall be issued until payment therefor, as provided herein, has been made or provided for. Upon the exercise of a Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Shares (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one (1) Share on the date that the right is exercised over the Fair Market Value of one (1) Share on the date that the right was awarded to the Participant.
6.7Non-Transferability. No Stock Option or Stock Appreciation Right shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options and Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not transferable pursuant to this Section 6.7 is transferable to a Family Member of the Participant in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is transferred to a Family Member pursuant to the preceding sentence (a) may not be subsequently transferred other than by will or by the laws of descent and distribution and (b) remains subject to the terms of this Plan and the applicable Award Agreement. Any Shares acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award Agreement.
6.8Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and this Plan, upon a Participant’s Termination of Service for any reason, Stock Options and Stock Appreciation Rights may remain exercisable following a Participant’s Termination of Service as follows:
(a)Termination by Death or Disability. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is by reason of death or Disability, all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options and Stock Appreciation Rights; provided, however, that, in the event of a Participant’s Termination of Service by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options and Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options and/or Stock Appreciation Rights.
(b)Involuntary Termination Without Cause. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is by involuntary termination by the Company without Cause, all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(c)Voluntary Resignation. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is voluntary (other than a voluntary termination described in Section 6.8(d) hereof), all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.
(d)Termination for Cause. Unless otherwise provided in the applicable Award Agreement or determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service (i) is for Cause or (ii) is a voluntary Termination of Service (as provided in Section 6.8(c)) after the occurrence of an event that would be grounds for a Termination of Service for Cause, all Stock Options and Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon immediately terminate and expire as of the date of such Termination of Service.
(e)Unvested Stock Options and Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement or determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, Stock Options and Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination of Service for any reason shall terminate and expire as of the date of such Termination of Service.
(f)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Parent or any Subsidiary exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Parent or any Subsidiary at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by Applicable Law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
(g)Modification, Extension and Renewal of Stock Options. The Committee may (i) modify, extend, or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided, further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, (i) an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted or exchanged for a surrendered Option(other than adjustments or substitutions in accordance with Article IV), or (ii) an underwater Option cancelled in exchange for a stock award, or cash, or be subject to a cash buyout program, unless in each instance such action is approved by the stockholders of the Company.
6.9Automatic Exercise. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option or Stock Appreciation Right on a cashless basis on the last day of the term of such Option or Stock Appreciation Right if the Participant has failed to exercise the Non-Qualified Stock Option or Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the Shares underlying the Non-Qualified Stock Option or Stock Appreciation Right exceeds the exercise price of such Non-Qualified Stock Option or Stock Appreciation Right on the date of expiration of such Option or Stock Appreciation Right, subject to Section 13.4.
6.10Dividends. No dividends or Dividend Equivalent Rights shall be granted with respect to Stock Options or Stock Appreciation Rights.
6.11Other Terms and Conditions. As the Committee shall deem appropriate, Stock Options and Stock Appreciation Rights may be subject to additional terms and conditions or other provisions, which shall not be inconsistent with any of the terms of this Plan.

ARTICLE VII
RESTRICTED STOCK; RESTRICTED STOCK UNITS
7.1Awards of Restricted Stock and Restricted Stock Units. Shares of Restricted Stock and Restricted Stock Units may be granted alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom, and the time or times at which, grants of Restricted Stock and/or Restricted Stock Units shall be made, the number of shares of Restricted Stock or Restricted Stock Units to be awarded, the price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee shall determine and set forth in the Award Agreement the terms and conditions for each Award of Restricted Stock and Restricted Stock Units, subject to the conditions and limitations contained in this Plan, including any vesting or forfeiture conditions.
The Committee may condition the grant or vesting of Restricted Stock and Restricted Stock Units upon the attainment of specified Performance Goals or such other factor as the Committee may determine in its sole discretion.
7.2Awards and Certificates. Restricted Stock and Restricted Stock Units granted under this Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
(a)Restricted Stock.
(i)Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by Applicable Law, and, to the extent not so permitted, such purchase price may not be less than par value.
(ii)Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the Company’s transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by Applicable Law, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(iii)Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Award of Restricted Stock in the event that such Award is forfeited in whole or part.
(iv)Rights as a Stockholder. Except as provided in Section 7.3(a) and this Section 7.2(a) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of Shares, including, without limitation, the right to receive dividends, the right to vote such shares, and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares; provided that the Award Agreement shall specify on what terms and conditions the applicable Participant shall be entitled to dividends payable on the Shares.
(v)Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such Shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by Applicable Law or other limitations imposed by the Committee.
(b)Restricted Stock Units.

(i)Settlement. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practical after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code.
(ii)Rights as a Stockholder. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until Shares are delivered in settlement of the Restricted Stock Units.
(iii)Dividend Equivalent Rights. If the Committee so provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalent Rights.
7.3Restrictions and Conditions.
(a)Restriction Period.
(i)The Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan or vest in Restricted Stock Units during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the Restricted Stock and/or Restricted Stock Units. Within these limits, based on service, attainment of Performance Goals pursuant to Section 7.3(a)(i), and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Award of Restricted Stock or Restricted Stock Units and/or waive the deferral limitations for all or any part of any Award of Restricted Stock or Restricted Stock Units.
(ii)If the grant of shares of Restricted Stock or Restricted Stock Units or the lapse of restrictions or vesting schedule is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage applicable to each Participant or class of Participants in the applicable Award Agreement prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions), and other similar types of events or circumstances.
(b)Termination. Unless otherwise provided in the applicable Award Agreement or determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, upon a Participant’s Termination of Service for any reason during the relevant Restriction Period, all Restricted Stock or Restricted Stock Units still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.
ARTICLE VIII
PERFORMANCE AWARDS
The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during the Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The conditions for grant or vesting and the other provisions of Performance Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

ARTICLE IX
OTHER STOCK-BASED COMPENSATION
9.1Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including but not limited to, Shares awarded purely as a bonus and not subject to restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, and Awards valued by reference to the book value of Shares. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan.
Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Other Stock-Based Awards shall be made, the number of Shares to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Shares under such Awards upon the completion of a specified Performance Period. The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.
9.2Terms and Conditions. Other Stock-Based Awards made pursuant to this Article IX shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
(a)Non-Transferability. Subject to the applicable provisions of the Award Agreement and this Plan, Shares subject to Other Stock-Based Awards may not be transferred prior to the date on which the Shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.
(b)Dividends. Unless otherwise determined by the Committee at the time of the grant of an Other Stock-Based Award, subject to the provisions of the Award Agreement and this Plan, the recipient of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalent Rights in respect of the number of Shares covered by the Other Stock-Based Award.
(c)Vesting. Any Other Stock-Based Award and any Shares covered by any such Other Stock-Based Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.
(d)Price. Shares under this Article IX may be issued for no cash consideration. Shares purchased pursuant to a purchase right awarded pursuant to an Other Stock-Based Award shall be priced, as determined by the Committee in its sole discretion.
9.3Cash Awards. The Committee may from time to time grant Cash Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by Applicable Law, as it shall determine in its sole discretion. Cash Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of a Cash Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.
ARTICLE X
CHANGE CONTROL PROVISIONS
10.1Benefits. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award Agreement or any applicable employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a)Awards, whether or not then vested, shall be continued, be assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Shares on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).
(b)The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company for an amount of cash equal to the excess (if any) of the Change in Control Price of the Shares covered by such Awards, over the aggregate exercise price of such Awards; provided, however, that if the exercise price of an Option or Stock Appreciation Right exceeds the Change in Control Price, such Award may be cancelled for no consideration.
(c)The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant-elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.
(d)Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.
ARTICLE XI
TERMINATION OR AMENDMENT OF PLAN
Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any Applicable Law), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by Applicable Law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension, or termination may not be materially impaired without the consent of such Participant and, provided, further, that without the approval of the holders of the Shares entitled to vote in accordance with Applicable Law, no amendment may be made that would (a) increase the aggregate number of Shares that may be issued under this Plan (except by operation of Section 4.1); or (b) change the classification of individuals eligible to receive Awards under this Plan. Notwithstanding anything herein to the contrary, the Board or the Committee may amend this Plan or any Award Agreement at any time without a Participant’s consent to comply with Applicable Law, including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant’s consent.
ARTICLE XII
UNFUNDED STATUS OF PLAN
This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which is not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIII
GENERAL PROVISIONS
13.1Lock-Up; Legend. The Committee may require each person receiving Shares pursuant to a Stock Option or other Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during any period determined by the underwriter or the Company. In addition to any legend required by this Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, and any Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Shares are held in book-entry form, then the book-entry will indicate any restrictions on such Shares.
13.2Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
13.3No Right to Employment/Directorship/Consultancy. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy, or directorship at any time.
13.4Withholding of Taxes. A Participant shall be required to pay to the Company or one of its Affiliates, as applicable, or make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of an Award. The Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an Award by (a) the delivery of Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such withholding liability (or portion thereof); (b) having the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to the amount of such withholding liability; or (c) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee.
13.5Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan. The Committee shall determine whether cash, additional Awards, or other securities or property shall be used or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.
13.6No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided in this Plan or under Applicable Law or permitted by the Committee, be transferable in any manner, and any attempt to transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

13.7Clawbacks. All awards, amounts, or benefits received or outstanding under this Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any Applicable Law related to such actions, and the applicable terms of such clawback or similar policy and any amendment thereto, regardless of when adopted, are deemed incorporate by reference in all Award agreements entered into under this Plan, unless determined otherwise by the Committee. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
13.8Listing and Other Conditions.
(a)Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Option or other Award with respect to such Shares shall be suspended until such listing has been effected.
(b)If at any time counsel to the Company advises the Company that any sale or delivery of Shares pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under Applicable Law, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, based on the advice of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(c)Upon termination of any period of suspension under this Section 13.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.
(d)A Participant shall be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, or approval that the Company deems necessary or appropriate.
13.9Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.
13.10Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
13.11Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or affect any benefit or compensation under any other plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
13.12Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Shares pursuant to Awards hereunder.
13.13No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.14Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of this Plan.
13.15Section 16(b) of the Exchange Act. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 13.15, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
13.16Deferral of Awards. The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Committee deems advisable for the administration of any such deferral program.
13.17Section 409A of the Code. This Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in this Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

13.18Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 13.18 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
13.19Successor and Assigns. This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.
13.20Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.
13.21Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.
ARTICLE XIV
EFFECTIVE DATE OF PLAN
This Plan shall become effective on April 3, 2025, which is the date of its adoption by the Board, subject to the approval of this Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware. If this Plan is not approved by the Company’s stockholders, this Plan will not become effective and no Awards will be granted under this Plan and the Prior Plan will continue in full force and effect in accordance with its terms.
ARTICLE XV
TERM OF PLAN
No Award shall be granted pursuant to this Plan on or after the tenth (10th) anniversary of the earlier of the date that this Plan is adopted by the Board or the date of stockholder approval, but Awards granted prior to such tenth (10th) anniversary may extend beyond that date.

SCAN TO
VIEW MATERIALS & VOTE

ICHOR HOLDINGS, LTD.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern May 13, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/ICHR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time May 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66871-P26491 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ICHOR HOLDINGS, LTD.

The Board of Directors recommends you vote FOR each director nominee:

1. The election to Ichor's Board of Directors of the nine (9) nominees named in the Proxy Statement.

Nominees:	For	Against	Abstain
1a. Tom Rohrs	☐	☐	☐
1b. Jeffrey Andreson	☐	☐	☐
1c. Iain MacKenzie	☐	☐	☐
1d. Laura Black	☐	☐	☐
1e. John Kispert	☐	☐	☐
1f. Jorge Titinger	☐	☐	☐
1g. Yuval Wasserman	☐	☐	☐
1h. Wendy Arienzo	☐	☐	☐
1i. Marc Haugen	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. To approve the adoption of the Ichor Holdings, Ltd. 2025 Omnibus Incentive Plan.	☐	☐	☐
3. Advisory approval of the compensation of our named executive officers.	☐	☐	☐
4. Ratification of KPMG LLP as Ichor's independent registered public accounting firm for fiscal 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Ichor Holdings, Ltd. Notice of 2025 Annual General Meeting, Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V66872-P26491

ICHOR HOLDINGS, LTD.
Annual General Meeting
May 14, 2025, 9:00 AM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jeffrey Andreson and Greg Swyt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ICHOR HOLDINGS, LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting to be held at 9:00 AM PDT on May 14, 2025, at www.virtualshareholdermeeting.com/ICHR2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of all director nominees named in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

Continued and to be signed on reverse side